Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-250973

PROSPECTUS SUPPLEMENT (To Prospectus dated December 7, 2020)

1,530,769 Shares of Common Stock

Pre-Funded Warrants to Purchase up to 1,834,616 Shares of Common Stock

Series A Common Stock Purchase Warrants to Purchase up to 3,365,385 Shares of Common Stock

Series B Common Stock Purchase Warrants to Purchase up to 3,365,385 Shares of Common Stock

We are offering 1,530,769 shares of our common stock, par value $0.001, or the Common Stock, together with Series A common stock warrants, or the Series A Warrants, to purchase up to 3,365,385 shares of Common Stock, and Series B common stock warrants, or the Series B Warrants, to purchase up to 3,365,385 shares of Common Stock (and the shares of Common Stock issuable upon exercise of the Series A Warrants and the Series B Warrants), pursuant to this prospectus supplement and the accompanying prospectus. The Series B Warrants and the Series A Warrants are hereinafter collectively referred to as the Warrants. The Common Stock and Warrants will be sold in combination, with each share of Common Stock that we sell in this offering being accompanied by one Series A Warrant to purchase one share of Common Stock and one Series B Warrant to purchase one share of Common Stock. The purchase price for each share of Common Stock and the accompanying Warrants is $1.04. Each Series A Warrant will be exercisable for one share of Common Stock at an exercise price of $1.04 per share, will be exercisable upon issuance and will expire five years from the date of issuance. Each Series B Warrant will be exercisable for one share of Common Stock at an exercise price of $1.04 per share, will be exercisable upon issuance and will expire twenty-four months from the date of issuance. The shares of Common Stock and the Warrants are immediately separable and will be issued separately in this offering, but can only be purchased together in this offering. This prospectus supplement and the accompanying prospectus also registers the shares of Common Stock issuable upon the exercise of the Warrants being offered hereby.

We are also offering Pre-Funded warrants, or the Pre-Funded Warrants, to purchase 1,834,616 shares of Common Stock upon exercise of the Pre-Funded Warrants, to those purchasers whose purchase of shares of Common Stock in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of Common Stock following the consummation of this offering in lieu of the shares of Common Stock that would result in such excess ownership. Each Pre-Funded Warrant will be exercisable for one share of Common Stock at an exercise price of $0.001 per share. Each Pre-Funded Warrant will be offered and sold together with one Series A Warrant to purchase one share of Common Stock and one Series B Warrant to purchase one share of Common Stock. The Pre-Funded Warrants, together with the Series A Warrants and Series B Warrants, will be sold at a fixed combined public offering price of $1.039 per Pre-Funded Warrant and accompanying Warrants. Each Pre-Funded Warrant will be exercisable upon issuance and will expire when exercised in full. The Pre-Funded Warrants and the Series A Warrants and Series B Warrants are immediately separable and will be issued separately in this offering. This prospectus supplement and the accompanying prospectus also registers the shares of Common Stock issuable upon exercise of any Pre-Funded Warrants being offered.

Our common stock is listed on the NYSE American LLC, or the NYSE American, under the symbol “IBIO.” On December 6, 2022, the last reported sale price of the Common Stock on the NYSE American was $1.60 per share. There is no established public trading market for the Warrants or the Pre-Funded Warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Warrants or the Pre-Funded Warrants on any securities exchange or recognized trading system. The Warrants or the Pre-Funded Warrants will be issued in physical certificated form.

The offering is being underwritten on a firm commitment basis. While the underwriter intends to offer the shares of Common Stock or Pre-Funded Warrants, together with the accompanying Warrants, at the price set forth on the cover of this prospectus supplement, the underwriter may offer such securities from time to time to purchasers directly or through agents, or through brokers in brokerage transactions on NYSE American, or to dealers in negotiated transactions or in a combination of such other methods of sale, or otherwise, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement, page 4 of the accompanying base prospectus and the risks discussed in the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus, as they may be amended, updated or modified periodically in our reports filed with the Securities and Exchange Commission, or the SEC. You should carefully read and consider these risk factors before you invest in our securities.

Neither the SEC nor any state securities commission has approved or disapproved of the securities offered hereby or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

	Per Share and Accompanying Warrants	Per Pre- Funded Warrant and Accompanying Warrants	Total
Public offering price	$1.0400	$1.0390	$3,498,166
Underwriting discounts and commissions(1)	$0.0728	$0.0728	$245,000
Proceeds to us before expenses(2)	$0.9672	$0.9662	$3,253,166

(1)	We have also agreed to issue to the representative of the underwriter warrants, or the Representative’s Warrants, a number of shares of Common Stock equal to 6.0% of the aggregate number of shares of Common Stock and Pre-Funded Warrants being offered hereby at an exercise price equal to 125% of the combined public offering price per share of Common Stock and Warrants, and to reimburse the underwriter for certain offering-related expenses. This prospectus supplement and the accompanying prospectus also registers the Underwriter Warrants and the shares of Common Stock issuable upon exercise of the Underwriter Warrants. See “Underwriting” beginning on page S-18 of this prospectus supplement for a description of compensation payable to the underwriter.

(2)	The amount of offering proceeds to us presented in this table does not give effect to any exercise of the option (if any) we have granted to the underwriter as described below, or the proceeds to us (if any) from the exercise of the Warrants offered hereby, or the proceeds to us (if any) from the exercise of the Warrants offered hereby.

We have granted the underwriter an option to purchase from us at any time and from time to time up to 504,807 additional shares of our Common Stock and/or Series A and Series B Warrants together to purchase up to an aggregate of 1,009,614 additional shares of our Common Stock at the public offering price of $1.039 per share of Common Stock and $0.005 per warrant, less underwriting discounts and commissions. If the underwriter exercises this option in full, the total underwriting discounts and commissions will be approximately $281,750 and the total proceeds, before expenses, to us will be approximately $3,741,415.

The underwriter expects to deliver the securities to investors on or about December 9, 2022, subject to satisfaction of customary closing conditions.

H.C. Wainwright & Co.

The date of this prospectus supplement is December 6, 2022

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts, this prospectus supplement and the accompanying base prospectus, both of which are part of a registration statement on Form S-3 (File No. 333-250973), as amended, the Registration Statement, that we filed with the SEC using a “shelf” registration process and which was declared effective by the SEC on December 7, 2020.

The two parts of this document include: (1) this prospectus supplement, which describes the specific details regarding the securities offered by this prospectus supplement; and (2) the accompanying base prospectus included in the Registration Statement, which provides a general description of the securities that we may offer, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. You should read this prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information” and “Incorporation of Information by Reference.”

Any statement made in this prospectus supplement or in any document incorporated or deemed to be incorporated by reference into this prospectus supplement, the accompanying base prospectus and the Registration Statement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated by reference into this prospectus supplement modifies or supersedes that statement. Any statements so modified or superseded will be deemed not to constitute a part of this prospectus supplement except as so modified or superseded. In addition, to the extent of any inconsistencies between the statements in this prospectus supplement and similar statements in any previously filed report incorporated by reference into this prospectus supplement, the accompanying base prospectus and the Registration Statement, the statements in this prospectus supplement will be deemed to modify and supersede such prior statements.

The Registration Statement that contains the accompanying base prospectus and this prospectus supplement, including the exhibits to the Registration Statement and the information incorporated by reference herein and therein, contains additional information about the securities offered by this prospectus supplement. The Registration Statement can be read on the SEC’s website or at the SEC’s offices mentioned below under the heading “Where You Can Find More Information.”

We are responsible for the information contained and incorporated by reference in this prospectus supplement, the accompanying base prospectus and any related free writing prospectus that we prepare or authorize. Neither we nor the underwriter has authorized anyone to provide you with different or additional information, and we take no responsibility for any other information that others may give you. If you receive any other information, you should not rely on it.

This prospectus supplement and the accompanying base prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which this prospectus supplement relates, nor do this prospectus supplement and the accompanying base prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information in this prospectus supplement and the accompanying base prospectus is accurate at any date other than the date indicated on the cover page of this prospectus supplement or that any information that we have incorporated by reference in this prospectus supplement and the accompanying base prospectus is correct on any date subsequent to the date of the document incorporated by reference. Our business, financial condition, results of operations or prospects may have changed since that date.

You should not rely on or assume the accuracy of any representation or warranty in any agreement that we have filed in connection with this offering or that we may otherwise publicly file in the future because any such representation or warranty may be subject to exceptions and qualifications contained in separate disclosure schedules, may represent the applicable parties’ risk allocation in the particular transaction, may be qualified by materiality standards that differ from what may be viewed as material for securities law purposes or may no longer continue to be true as of any given date.

Unless the context requires otherwise, references in this prospectus supplement to “iBio”, the “Company”, “we”, “us” and “our” refer to iBio, Inc. together with its consolidated subsidiaries. iBio, our logo and our other registered or common law trademarks, trade names or service marks, to the extent any such marks have been registered, appearing in this prospectus supplement and the accompanying base prospectus are owned by us. Solely for convenience, trademarks and trade names referred to in this prospectus supplement and the accompanying base prospectus, including logos, artwork and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights of the applicable licensor to these trademarks and trade names. Unless otherwise stated in this prospectus supplement and the accompanying base prospectus, we do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

S-i

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains “forward-looking statements” that involve risks and uncertainties. Our actual results could differ materially from those discussed in the forward-looking statements. The statements contained in this prospectus supplement that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the “Securities Act”, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “strategy,” “target,” “will,” “would” and similar expressions or variations intended to identify forward-looking statements. These statements are based on the beliefs and assumptions of our management based on information currently available to management. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those identified below and those discussed in this section of the prospectus supplement titled “Risk Factors.” Furthermore, such forward-looking statements speak only as of the date of this prospectus supplement. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

Please consider our forward-looking statements in light of those risks as you read this prospectus supplement and the accompanying base prospectus. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

You should not assume that the information contained in this prospectus supplement and the accompanying base prospectus is accurate as of any date other than as of the date of this prospectus supplement or the accompanying base prospectus, as the case may be, or that any information incorporated by reference into this prospectus is accurate as of any date other than the date of the document so incorporated by reference. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

If one or more of these or other risks or uncertainties materializes, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we anticipate. All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by this Note. Before purchasing any shares of common stock, you should consider carefully all of the factors set forth or referred to in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference that could cause actual results to differ.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

The following summary of our business highlights some of the information contained elsewhere in, or incorporated by reference into, this prospectus supplement. Because this is only a summary, however, it does not contain all of the information that may be important to you. You should carefully read this prospectus supplement and the accompanying base prospectus, including the documents incorporated by reference, which are described under “Incorporation of Certain Information by Reference” in this prospectus supplement. You should also carefully consider the matters discussed in the section of this prospectus supplement titled “Risk Factors” and under similar sections of the accompanying base prospectus and other periodic reports incorporated herein and therein by reference.

Unless the context requires otherwise in this prospectus supplement, the terms “iBio”, the “Company”, “we”, “us”, or “our” refer to iBio, Inc. together with its consolidated subsidiaries.

The Company

We are an Artificial Intelligence, or the AI, -driven innovator of precision antibody immunotherapies. We have a pipeline of innovative primarily immuno-oncology antibodies against hard-to-drug targets where we may face reduced competition and with antibodies that may be more selective. We plan to use our AI-driven discovery platform to continue adding antibodies against hard-to-drug targets or to work with partners on AI-driven drug development.

Therapeutics Pipeline

IBIO-101: an anti-CD25 molecule that works by depletion of immunosuppressive T-regulatory cells (Tregs) via antibody-dependent cellular cytotoxicity, or the ADCC, without disrupting activation of effector T-cells (Teffs) in the tumor microenvironment. IBIO-101 could potentially be used to treat solid tumors, hairy cell leukemia, relapsed multiple myeloma, lymphoma, or head and neck cancer.

EGFRvIII: binds a tumor-specific mutation of EGFR variant III with an afucosylated antibody for high ADCC. Because of its specificity binding to the tumor-specific mutation, it could potentially reduce toxicity and/or expand the therapeutic window compared to simple broad EGFR-targeted alternatives. EGFRvIII is constantly “switched on” which can lead to the development of a range of different cancers. An EGFRvIII antibody could potentially be used to treat glioblastoma, head and neck cancer or non-small cell lung cancer.

CCR8: targets depletion of highly immunosuppressive CCR8+ Tregs in the tumor microenvironment via an ADCC mechanism with selective binding to CCR8 over its closely related cousin, CCR4, to avoid off-target effects. A CCR8 program could potentially be broadly applicable in solid tumors and/or as a prospective combination therapy.

PD-1 Agonist: Selectively binds PD-1 to suppress auto-reactive T-cells without PD-L1/PD-L2 blocking. A PD-1 agonist could potentially be used to treat inflammatory bowel disease, systemic lupus erythematosus, multiple sclerosis or other inflammatory diseases.

In addition to the programs described above, we also have six additional early discovery programs that have the potential to advance into later stages of preclinical development and are designed to tackle hard-to-drug targets.

IBIO-100 and Endostatin E4

Our lead anti-fibrotic candidate is IBIO-100, and its design is based in part upon work by Dr. Carol Feghali-Bostwick, Professor of Medicine at the Medical University of South Carolina and Vice-Chair of the Scleroderma Foundation. Her initial work was conducted at the University of Pittsburgh, and we have licensed the patents relevant for the continued development of the molecule from the university.

As part of our review of potential options, we intend to continue to review the data from our research and development efforts and determine how to proceed with the development of IBIO-100 in Fibrosis.

To align with our focus on the immuno-oncology pipeline, we also intend to continue to pursue the E4 endostatin peptide, from which IBIO-100 is derived, as an oncology target in collaboration with University of Texas Southwestern.

AI Drug Discovery Platform

In September 2022, we purchased substantially all of the assets of RubrYc Therapeutics. The AI Drug Discovery platform technology is designed to be used to discover antibodies that bind to hard-to-target subdominant and conformational epitopes for further development within our existing portfolio or in partnership with outside entities. The RubrYc AI platform is built upon three key technologies.

1.	Epitope Targeting Engine: A proprietary machine-learning platform that combines computational biology and 3D-modeling to identify molecules that mimic hard-to-target binding sites on target proteins, specifically, subdominant and conformational epitopes. The creation of these small mimics enables the engineering of therapeutic antibody candidates that can selectively bind immune and cancer cells better than “trial and error” antibody engineering and screening methods that are traditionally focused on dominant epitopes.

2.	RubrYcHuTM Library: An AI-generated human antibody library free of significant sequence liabilities that provides a unique pool of antibodies to screen. The combination of the Epitope Targeting Engine and screening with the RubrYcHu Library has been shown to reduce the discovery time from ideation to in vivo proof-of-concept (PoC) by up to four months. This has the potential to enable more, and better, therapeutic candidates to reach the clinic, faster.

3.	StableHuTM Library: An AI-powered sequence optimization library used to improve antibody performance. Once an antibody has been advanced to the lead optimization stage, StableHu allows precise and rapid optimization of the antibody binding regions to rapidly move a candidate molecule into the IND-enabling stage.

Recent Developments

On September 16, 2022, we entered an Asset Purchase Agreement (the “Asset Purchase Agreement”) with RubrYc Therpaeutics, Inc. (“RubrYc”) pursuant to which we acquired substantially all of the assets of RubrYc.  We issued 102,354 shares of our common stock with an approximate market value of $1,000,000 (the “Closing Shares”) to RubrYc as consideration for the acquisition. Pursuant to the Asset Purchase Agreement, the shares are subject to an initial lockup period and the estimated fair value was calculated as $650,000. We also agreed to make potential additional payments of up to $5,000,000 upon the achievement of specified developmental milestones on or before the fifth anniversary of the closing date, payable in cash or shares of our common stock, at our option. The assets acquired include an AI drug discovery platform, all rights with no future milestone payments or royalty obligations, to IBIO-101, in addition to CCR8, EGFRvIII, and two additional immuno-oncology candidates plus a partnership-ready PD-1 agonist. The acquisition closed on September 19, 2022 after receipt of approval of the NYSE American. On October 27, 2022, RubrYc filed for chapter 11 protection in the Northern District of California.

On October 11, 2022, we and Woodforest National Bank, or Woodforest, amended that certain credit agreement that we initially entered into on November 1, 2021, as amended, the Credit Agreement, to: (i) include a payment of $5,500,000 of the outstanding principal balance owed under the Credit Agreement on the date of the amendment, (ii) include a payment of $5,100,000 of the outstanding principal balance owed under the Credit Agreement within two (2) business days upon our receipt of such amount owed to us by Fraunhofer USA, Inc. as part of our legal settlement with such company, (iii) include principal payments of $250,000 per month in debt amortization for a six month period commencing the date of the amendment through March 2023, (iv) include an amendment fee of $22,375 and all costs and expenses, (v) require delivery of a report detailing cash flow expenditures every two (2) weeks for the period prior to the delivery of the last report and a monthly 12-month forecast (vi) reduce the liquidity covenant in the Guaranty (as defined in the Credit Agreement) from $10 million to $7.5 million with the ability to lower the liquidity covenant to $5.0 million upon the occurrence of a specific milestone in the Credit Agreement, and (vii) change the annual filing requirement solely for the fiscal year ended June 30, 2022, such that the filing was acceptable with or without a “going concern” designation. In addition, Woodforest cancelled the irrevocable letter of credit issued by JPMorgan Chase Bank upon closing of the amendment. If we fail to successfully extend our cash runway via strategic options or other alternatives as described we would be in violation of the liquidity covenant on December 31, 2022.

On November 2, 2022, we announced our plans to divest our contract development and manufacturing organization (iBio CDMO, LLC) in order to complete our transformation into an antibody discovery and development company. In conjunction with the divestment, we have commenced, on October 31, 2022 a workforce reduction of approximately 60% of our current staffing levels (a reduction of 69 positions). We expect to substantially complete the employee reduction within approximately 60 days of November 2, 2022. We expect we may be able to complete a transaction in 2023, although there is no assurance as to when, or for how much, we may be able to sell our CDMO assets. We expect to incur pre-tax charges of approximately $1.7 million for the employee reduction, most of which is expected to be incurred in the second and third quarter of fiscal year 2023. These charges will be substantially settled in cash and almost entirely consist of severance obligations, continuation of salaries and benefits over a 60-day transitional period during which impacted employees remain employed but are not expected to provide active service, and other customary employee benefit payments in connection with an employee reduction. The transition to a focused AI-Biotech business is expected to reduce our monthly burn rate by approximately half, with an approximate range of $2.5-3.0 million per month. Although we expect to decrease burn, our long-term business plan would be to increase R&D and commence clinical trials that could be costly if conducted without a licensing partner.

On November 1, 2022, Mr. Chip Clark was appointed as our Chairman of the Board.

On November 2, 2022, we announced that our Board of Directors had initiated a search for a new Chief Executive Officer to replace Mr. Tom Isett. On December 2, 2022, we announced the departure of Mr. Isett as our Chief Executive Officer and his resignation as a member of our Board of Directors.

On December 2, 2022, during the interim period while we continue our search for a new Chief Executive Officer, the Board approved the creation of the office of the Chief Executive Officer, whereby Mr. Robert Lutz, our Chief Financial and Business Officer, and Dr. Martin Brenner, our Chief Scientific Officer, will fill such role.

Reverse Stock Split

On June 30, 2022, we held a special meeting of our stockholders at which our stockholders approved a proposal to effect an amendment to our Certificate of Incorporation, as amended, to implement a reverse stock split at a ratio of one-for-twenty five (1:25).

On September 22, 2022, our Board of Directors approved the implementation of the reverse stock split at a ratio of one-for-twenty five (1:25) shares of our Common Stock. As a result of the reverse stock split, every twenty five (25) shares of our Common Stock either issued and outstanding or held by us in treasury immediately prior to the effective time was, automatically and without any action on the part of the respective holders thereof, combined and converted into one (1) share of our Common Stock. The reverse split also applied to Common Stock issuable upon the exercise of our outstanding stock options. The reverse stock split did not affect the par value of our Common Stock or the shares of Common Stock we are authorized to issue under our Certificate of Incorporation, as amended. No fractional shares were issued in connection with the reverse stock split. Stockholders who otherwise were entitled to receive a fractional share in connection with the reverse stock split instead were eligible to receive a cash payment, which was not material in the aggregate, instead of shares. The effective date of the reverse stock split was October 7, 2022. All share and per share amounts of Common Stock presented in this prospectus supplement have been retroactively adjusted to reflect the one-for-twenty five (1:25) reverse stock split.

Corporate Information

We were incorporated under the laws of the State of Delaware on April 17, 2008, under the name iBioPharma, Inc. We engaged in a merger with InB:Biotechnologies, Inc., a New Jersey corporation on July 25, 2008, and changed our name to iBio, Inc. on August 10, 2009.

Our principal executive offices are located at 8800 Health Science Center Parkway, Bryan, Texas and our telephone number is (979) 446-0027. Our website address is www.ibioinc.com. The information contained on, or accessible through, our website does not constitute part of this Registration Statement. We have included our website address in this Registration Statement solely as an inactive textual reference.

ABOUT THIS OFFERING

Common Stock offered by us	1,530,769 shares of Common Stock (and the shares of common stock issuable upon the exercise of the warrants offered in this offering).

Option to purchase additional shares	We have granted the underwriter an option to purchase from us at any time, and from time to time, up to 504,807 additional shares of Common Stock and/or Series A Warrants and Series B Warrants together to purchase up to an aggregate of 1,009,614 additional shares of Common Stock at the public offering price, less underwriting discounts and commissions, within thirty (30) days from the date of this prospectus supplement.

Description of Warrants	We are also offering Series A Warrants to purchase up to an aggregate of 3,365,385 shares of Common Stock and Series B Warrants to purchase up to an aggregate of 3,365,385 shares of Common Stock. The Series A Warrants and the Series B Warrants and the shares of Common Stock or Pre-Funded Warrants, as applicable, will be separately transferable immediately upon issuance. Each share of Common Stock or Pre-Funded Warrant, as applicable, will be offered and sold together with one Series A Warrant and one Series B Warrant. Each Series A Warrant will be exercisable for one share of Common Stock at an exercise price of $1.04 per share, will be exercisable upon issuance and will expire five years from the date of issuance. Each Series B Warrant will be exercisable for one share of Common Stock at an exercise price of $1.04 per share, will be exercisable upon issuance and will expire twenty-four months from the date of issuance. This prospectus supplement also relates to the offering of shares of Common Stock issuable upon exercise of these Warrants.

Description of Pre-Funded Warrants	We are also offering Pre-Funded Warrants to purchase up to 1,834,616 shares of common stock to certain purchasers in this offering whose purchase of shares of Common Stock would result in such purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of Common Stock following the consummation of this offering, in lieu of the shares of Common Stock that would result in such excess ownership. The Pre-Funded Warrant to purchase shares of our Common Stock have a purchase price per share of Common Stock subject to such Pre-Funded Warrant equal to the per share public offering price for the Common Stock in this offering less $0.001. Each Pre-Funded Warrant will be exercisable for one share of Common Stock at an exercise price of $0.001 per share, will be exercisable upon issuance and will expire when exercised in full. Purchasers of Pre-Funded Warrants will also receive Warrants as if such purchasers were buying shares of Common Stock in this offering. Each Pre-Funded Warrant will be offered and sold together with a Warrant. This prospectus also relates to the offering of shares of Common Stock issuable upon exercise of these Pre-Funded Warrant.
Description of Representative’s Warrants

Pursuant to this prospectus supplement and the accompanying prospectus, we will issue to H.C. Wainwright & Co., LLC (or its designees) Representative’s Warrants to purchase up to 201,923 shares of Common Stock (or 232,212 shares if the over-allotment option is exercised in full) as part of the compensation payable to the H.C. Wainwright & Co., LLC in connection with this offering. See “Underwriting.” This prospectus supplement also relates to the offering of the shares of Common Stock issuable upon exercise of the Representative’s Warrants.

Common Stock outstanding after this offering(1)	10,533,671 shares (assuming no exercise of any of the Pre-Funded Warrants or the Warrants being offered hereby or the Representative’s Warrants) (or 11,038,478 shares if the underwriter exercises in full its option to purchase additional shares of Common Stock).

Use of proceeds

We estimate that we will receive net proceeds of approximately $2.9 million from the offering, assuming no exercise of any Warrants issued in this offering and no exercise of the underwriter’s option to purchase additional shares of Common Stock and/or Warrants, and approximately $3.4 million, assuming full exercise of such option to purchase additional shares of Common Stock and/or Warrants, after deducting estimated underwriting discounts and commissions and estimated expenses payable by us.

We currently intend to use the net proceeds from this offering primarily for operating costs, including for research and development and other trial preparation expenses in addition to working capital needs and for other general corporate purposes, which may include retention and severance payments to certain of our employees or former employees. We may also use a portion of the net proceeds to invest in or acquire other products, businesses or technologies, although we have no commitments or agreements with respect to any such investments or acquisitions as of the date of this prospectus supplement. In addition, we intend to use a portion of the net proceeds from this offering to pay principal payments of $250,000 per month in debt amortization on a monthly basis through March 2023 pursuant to the terms of our amended Credit Agreement with Woodforest. See “Use of Proceeds” on page S-8 for additional information.

Risk factors	Investing in our securities involves a high degree of risk. As an investor you should be prepared to lose your entire investment. See “Risk Factors” beginning on page S-6, page 6 of the accompanying base prospectus, and the risks discussed in the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus, as they may be amended, updated or modified periodically in our reports filed with the SEC and other information herein and therein. Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also impair our business and operations.

NYSE American symbol

Our Common Stock is listed on NYSE American under the symbol “IBIO”.

There is no established trading market for the Series A Warrants, the Series B Warrants or the Pre-Funded Warrants, and we do not expect a trading market to develop. We do not intend to list the Series A Warrants, the Series B Warrants or the Pre-Funded Warrants on any securities exchange or nationally recognized trading system. Without a trading market, the liquidity of the Series A Warrants, Series B Warrants and the Pre-Funded Warrants will be extremely limited.

(1) Except as otherwise indicated, the number of shares of Common Stock to be outstanding immediately after this offering is based on 9,002,902 shares of our Common Stock outstanding as of December 5, 2022, and excludes:

●	922,444 shares of Common Stock issuable upon the exercise of stock options outstanding at a weighted average exercise price of $22.48 per share;
●	51,583 shares of Common Stock issuable upon the exercise of warrants outstanding at a weighted average exercise price of $33.25 per share;
●	22,515 shares of Common Stock issuable upon the vesting of restricted stock units;
●	1,280,000 of Common Stock reserved for future issuance under the iBio, Inc. 2020 Omnibus Equity Incentive Plan, or the 2020 Plan;
●	3,365,385 shares of common stock issuable upon exercise of the Series A Warrants offered hereby;
●	3,365,385 shares of common stock issuable upon exercise of the Series B Warrants offered hereby; and
●	201,923 shares of common stock issuable upon exercise of the Representative’s Warrants.

Except as otherwise indicated, all information in this prospectus supplement assumes (i) no exercise, conversion, or settlement of the outstanding preferred stock, options, restricted stock units or warrants described above, (ii) no exercise of any of the Pre-Funded Warrants, the Series A Warrants and Series B Warrants being offered hereby or Representative’s Warrants, and (iii) no exercise of the underwriter’s option to purchase additional shares of Common Stock and/or Warrants from us.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus supplement and in the accompanying base prospectus, described under the section entitled “Risk Factors” contained in our Annual Report on Form 10-K for the year ended June 30, 2022, any subsequent Quarterly Reports on Form 10-Q and our other filings with the SEC, all of which are incorporated by reference herein. The risks described in these documents are not the only ones we face, but are those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations, cash flow or prospects could be seriously harmed. This could cause the trading price of our Common Stock to decline, resulting in a loss of all or part of your investment. Please also carefully read the section below entitled “Special Note Regarding Forward-Looking Statements.”

Risks Relating To This Offering

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

We will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our Common Stock. Our failure to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our shares of Common Stock to decline and delay the development of our product candidates. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

There is no public market for the Warrants or the Pre-Funded Warrants being issued by us in this offering.

There is no established public trading market for the Warrants or the Pre-Funded Warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the Warrants or the Pre-Funded Warrants on any securities exchange or nationally recognized trading system, including the NYSE American. Without an active trading market, the liquidity of the Warrants and the Pre-Funded Warrants will be extremely limited.

The Warrants and Pre-Funded warrants are speculative in nature.

The Warrants and Pre-Funded Warrants offered hereby do not confer any rights of share of Common Stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of Common Stock at a fixed price. Specifically, commencing on the date of issuance, holders of the Warrants may acquire the shares of Common Stock issuable upon exercise of such warrants at an exercise price of $1.04 per share, and holders of the Pre-Funded Warrants may acquire the shares of Common Stock issuable upon exercise of such warrants at an exercise price of $0.001 per share. Moreover, following this offering, the market value of the Warrants and Pre-Funded Warrants is uncertain and there can be no assurance that the market value of the Warrants or Pre-Funded Warrants will equal or exceed their respective public offering prices. There can be no assurance that the market price of the shares of Common Stock will ever equal or exceed the exercise price of the Warrants, and consequently, whether it will ever be profitable for holders of Warrants to exercise the Warrants.

Holders of Pre-Funded Warrants or Warrants purchased in this offering will have no rights as stockholders until such holders exercise their Pre-Funded Warrants or Warrants and acquire our Common Stock, except as otherwise provided in the Pre-Funded Warrants.

Until holders of Pre-Funded Warrants or Warrants acquire shares of our Common Stock upon exercise thereof, such holders will have no rights with respect to the shares of Common Stock underlying the Pre-Funded Warrants and Warrants, except to the extent that holders of the Warrants or Pre-Funded Warrants will have certain rights to participate in distributions or dividends paid on the Common Stock as set forth in the Warrants and Pre-Funded Warrants. Upon exercise of the Pre-Funded Warrants or Warrants, the holders will be entitled to exercise the rights of a holder of Common Stock only as to matters for which the record date occurs after the exercise date.

Our need for future financing may result in the issuance of additional securities which will cause investors to experience dilution.

Our cash requirements may vary from those now planned depending upon numerous factors, including the results of future research and development activities. We expect our expenses to increase if and when we initiate and conduct additional clinical trials and continue current trials, and seek marketing approval for our product candidates. In addition, if we obtain marketing approval for any of our product candidates, we expect to incur significant commercialization expenses related to product sales, marketing, manufacturing and distribution. Accordingly, we will need to obtain substantial additional funding in connection with our continuing operations. There are no other commitments by any person for future financing. Our securities may be offered to other investors at a price lower than the price per share offered to current stockholders, or upon terms which may be deemed more favorable than those offered to current stockholders. In addition, the issuance of securities in any future financing may dilute an investor’s equity ownership and have the effect of depressing the market price for our securities. Moreover, we may issue derivative securities, including options and/or warrants, from time to time, to procure qualified personnel or for other business reasons. The issuance of any such derivative securities, which is at the discretion of our board of directors, may further dilute the equity ownership of our stockholders.

We may sell shares or other securities in any other offering at a price per security that is less than the price per share of Common Stock and the accompanying Warrants paid by the investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per security at which we sell additional shares of our Common Stock, or securities convertible or exchangeable into Common Stock, in future transactions may be higher or lower than the price per share paid by investors in this offering. No assurance can be given as to our ability to procure additional financing, if required, and on terms deemed favorable to us. To the extent additional capital is required and cannot be raised successfully, we may then have to limit our then current operations and/or may have to curtail certain, if not all, of our business objectives and plans.

We may not receive any additional funds upon the exercise of the Pre-Funded Warrants or the Warrants.

Each Pre-Funded Warrant and each Warrant, at any time when there is no effective registration statement under the Securities Act covering the issuance of the underlying shares, may be exercised by way of a cashless exercise, meaning that the holder may not pay a cash purchase price upon exercise, but instead would receive upon such exercise the net number of shares of our Common Stock determined according to the formula set forth in the Pre-Funded Warrant of the applicable Warrant. Accordingly, we may not receive any additional funds upon the exercise of the Pre-Funded Warrants or the Warrants.

USE OF PROCEEDS

Assuming no exercise of the underwriter’s option to purchase additional shares of Common Stock and/or Warrants, no sale of Pre-Funded Warrants in this offering, no exercise of the Warrants being offered hereby or the Representative’s Warrants, we estimate that the net proceeds from the offering will be approximately $2.9 million, after deducting estimated underwriting discounts and commissions and estimated offering fees and expenses of $600,000 payable by us. Assuming the same, if the underwriter’s option to purchase up to an additional 504,807 shares of Common Stock and/or Warrants to purchase up to an additional 1,009,614 shares of Common Stock is exercised in full, we estimate that our net proceeds from this offering will be approximately $3.4 million.

We currently intend to use the net proceeds from this offering primarily for operating costs, including for research and development and other trial preparation expenses in addition to working capital needs and for other general corporate purposes, which may include retention and severance payments to certain of our employees or former employees. We may also use a portion of the net proceeds to invest in or acquire other products, businesses or technologies, although we have no commitments or agreements with respect to any such investments or acquisitions as of the date of this prospectus supplement. In addition, we intend to use a portion of the net proceeds from this offering to pay principal payments of $250,000 per month in debt amortization on a monthly basis through March 2023 pursuant to the terms of our amended Credit Agreement with Woodforest.

We initially entered into the Credit Agreement on November 1, 2021 with Woodforest pursuant to which Woodforest provided iBio CDMO a $22,375,000 secured term loan, or the Term Loan, to purchase a manufacturing facility, or the Facility, previously operated under a lease. The Facility is a life sciences building located on land owned by the Board of Regents of the Texas A&M University System and is designed and equipped for the manufacture of plant-made biopharmaceuticals. The Term Loan was advanced in full on the closing date and bears interest at a rate of 3.25%, with higher interest rates upon an event of default, which interest is payable monthly beginning November 5, 2021.  Principal on the Term Loan is payable on November 1, 2023, subject to early termination upon events of default. The Term Loan provides that it may be prepaid by iBio CDMO at any time and provides for mandatory prepayment upon certain circumstances. The Term Loan is secured by a lien on all of the assets of iBio CDMO and we guaranteed payments of the obligations owed under the Term Loan.

These estimates exclude the proceeds, if any, from the exercise of Warrants offered hereby or the Representative’s Warrants. If all of the Warrants offered hereby were to be exercised in cash at the exercise price of $1.04 per share, we would receive additional proceeds of approximately $7.0 million. We cannot predict when or if these Warrants or the Representative’s Warrants will be exercised. It is possible that these Warrants may expire and may never be exercised. Additionally, the Warrants contain a cashless exercise provision that permit exercise of Warrants on a cashless basis at any time when there is no effective registration statement under the Securities Act covering the issuance of the underlying shares.

The amounts and timing of any expenditures will vary depending on the amount of cash generated by our operations, and the rate of growth, if any, of our business, and our plans and business conditions. The foregoing represents our intentions as of the date of this prospectus supplement based upon our current plans and business conditions to use and allocate the net proceeds of the offering. However, our management will have significant flexibility and discretion in the timing and application of the net proceeds of the offering. Unforeseen events or changed business conditions may result in application of the proceeds of the offering in a manner other than as described in this prospectus supplement.

To the extent that the net proceeds we receive from the offering are not immediately applied for the above purposes, we plan to invest the net proceeds in short-term, investment-grade, interest-bearing instruments and U.S. government securities.

DESCRIPTION OF SECURITIES WE ARE OFFERING

The following summary of the rights of our capital stock is not complete and is subject to and qualified in its entirety by reference to our Certificate of Incorporation, as amended, and Second Amended and Restated Bylaws, copies of which are filed as exhibits to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, filed with the SEC on November 14, 2022, and which are incorporated by reference herein.

General

We are offering an aggregate of 1,530,769 shares of Common Stock, Pre-Funded Warrants to purchase up to 1,834,616 shares of Common Stock and accompanying Series A Warrants to purchase up to 3,365,385 shares of Common Stock and Series B Warrants to purchase up to 3,365,385 shares of Common Stock. The Common Stock (or Pre-Funded Warrants) and the Series A Warrants and Series B Warrants will be sold together. The shares of Common Stock issuable from time to time upon exercise of the Pre-Funded Warrants, if any, and the Series A Warrants and Series B Warrant are also being offered pursuant to this prospectus supplement and the accompanying prospectus.

Common Stock

The material terms and provisions of our Common Stock are described under the caption “Description of Securities We May Offer—Common Stock” in the accompanying base prospectus and are incorporated herein by reference.

Pre-Funded Warrants

The following summary of certain terms and provisions of the Pre-Funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-Funded Warrant, the form of which will be filed as an exhibit to our Current Report on Form 8-K, and which will be incorporated by reference herein. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

Duration and Exercise Price

Each Pre-Funded Warrant offered hereby will have an initial exercise price per share equal to $0.001. The Pre-Funded Warrants will be immediately exercisable and will expire when exercised in full. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our shares of Common Stock and the exercise price. Subject to the rules and regulations of the applicable trading market, we may at any time during the term of the Pre-Funded Warrant, subject to the prior written consent of the holders, reduce the then current exercise price to any amount and for any period of time deemed appropriate by our board of directors. The Pre-Funded Warrants will be issued separately from the Warrants.

Exercisability

The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Pre-Funded Warrant to the extent that the holder would own more than 4.99% of the outstanding shares of our Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of beneficial ownership of outstanding shares after exercising the holder’s Pre-Funded Warrants up to 9.99% of the number of our shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. Purchasers of Pre-Funded Warrants in this offering may also elect prior to the issuance of the Pre-Funded Warrants to have the initial exercise limitation set at 9.99% of our outstanding shares of Common Stock.

Cashless Exercise

In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Pre-Funded Warrants.

Fractional Shares

No fractional shares of Common Stock or scrip representing fractional shares will be issued upon the exercise of the Pre-Funded Warrants. Rather, the number of shares of Common Stock to be issued will, at our election, either be rounded up to the next whole share or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Transferability

Subject to applicable laws, a Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrant to us together with the appropriate instruments of transfer.

Trading Market

There is no trading market available for the Pre-Funded Warrants on any securities exchange or nationally recognized trading system, and we do not expect a trading market to develop. We do not intend to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading market. Without a trading market, the liquidity of the Pre-Funded Warrants will be extremely limited. The shares of Common Stock issuable upon exercise of the Pre-Funded Warrants are currently traded on the NYSE American.

Right as a Shareholder

Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of Common Stock, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Pre-Funded Warrants. The Pre-Funded Warrants will provide that holders have the right to participate in distributions or dividends paid on Common Stock.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Pre-Funded Warrants and generally including (i) our merger or consolidation with or into another person, (ii) the sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of our assets, (iii) any purchase offer, tender offer or exchange offer pursuant to which holders of our Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of our outstanding Common Stock or 50% or more of the voting power of our common equity, (iv) any reclassification, reorganization or recapitalization of our shares of Common Stock or any compulsory share exchange or (v) any stock or share purchase agreement or other business combination with another person or group of persons whereby such other person or group acquires 50% or more of our outstanding shares of Common Stock or 50% or more of the voting power of our common equity, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction on a net exercise basis.

Series A Warrants and Series B Warrants

The following summary of certain terms and provisions of the Series A Warrants and the Series B Warrants included with the Common Stock and the Pre-Funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Series A Warrants and the Series B Warrants, respectively, the forms of which will be filed as an exhibit to our Current Report on Form 8-K and which will be incorporated by reference herein. Prospective investors should carefully review the terms and provisions of each of the form of Series A Warrant and Series B Warrant, respectively, for a complete description of the terms and conditions of these Warrants. The terms and conditions of the Series A Warrants and the Series B Warrants are identical, except for the expiration date of each, which is described below.

Duration and Exercise Price

Each Series A Warrant and Series B Warrant offered hereby will be a Warrant to purchase one share of Common Stock and will have an initial exercise price equal to $1.04 per share. The Series A Warrants will be immediately exercisable and will expire five years from the date of issuance. The Series B Warrants will be immediately exercisable and will expire twenty-four months from the date of issuance. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our Common Stock and the exercise price. Subject to the rules and regulations of the applicable trading market, we may at any time during the term of the Warrants, subject to the prior written consent of the holders, reduce the then current exercise price to any amount and for any period of time deemed appropriate by our board of directors. The Warrants will be issued separately from the shares of Common Stock, or the Pre-Funded Warrants, as the case may be.

Exercisability

The Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Warrant to the extent that the holder would own more than 4.99% of the outstanding shares of our Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of beneficial ownership of outstanding shares after exercising the holder’s Warrants up to 9.99% of the number of our shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. Purchasers of Warrants in this offering may also elect prior to the issuance of the Warrants to have the initial exercise limitation set at 9.99% of our outstanding shares.

Cashless Exercise

If, at the time a holder exercises its Warrants, a registration statement registering the issuance of the shares of Common Stock underlying the Warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price and subject to the nominal value of the shares being paid up as described below, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares determined according to a formula set forth in the Warrants.

Fractional Shares

No fractional shares of Common Stock or scrip representing fractional shares will be issued upon the exercise of the Warrants. Rather, the number of shares of Common Stock to be issued will, at our election, either be rounded up to the next whole share or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Transferability

Subject to applicable laws, a Warrant may be transferred at the option of the holder upon surrender of the Warrant to us together with the appropriate instruments of transfer.

Trading Market

There is no trading market available for the Warrants on any securities exchange or nationally recognized trading system, and we do not expect a trading market to develop. We do not intend to list the Warrants on any securities exchange or nationally recognized trading market. Without a trading market, the liquidity of the Warrants will be extremely limited. The shares of Common Stock issuable upon exercise of the Warrants are currently traded on the NYSE American.

Right as a Shareholder

Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of Common Stock, the holders of the Warrants do not have the rights or privileges of holders of shares of Common Stock, including any voting rights, until they exercise their Warrants. The Warrants will provide that holders have the right to participate in distributions or dividends paid on Common Stock.

Fundamental Transaction

In the event of a fundamental transaction, as described in the warrants and generally including (i) our merger or consolidation with or into another person, (ii) the sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of our assets, (iii) any purchase offer, tender offer or exchange offer pursuant to which holders of our Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of our outstanding Common Stock or 50% or more of the voting power of our common equity, (iv) any reclassification, reorganization or recapitalization of our shares of common stock or any compulsory share exchange or (v) any stock or share purchase agreement or other business combination with another person or group of persons whereby such other person or group acquires 50% or more of our outstanding shares of Common Stock or 50% or more of the voting power of our common equity, the holders will be entitled to receive the number of shares of our Common Stock for which the Warrant is exercisable immediately prior to the occurrence of such fundamental transaction on a net exercise basis. Notwithstanding the foregoing, in the event of a fundamental transaction, the holders of the Warrants have the right to require us or a successor entity to redeem the Warrants for cash in the amount of the Black-Scholes Value (as defined in each Warrant) of the unexercised portion of the Warrants concurrently with or within 30 days following the consummation of a fundamental transaction.

However, in the event of a fundamental transaction which is not in our control, including a fundamental transaction not approved by our board of directors, the holders of the Warrants will only be entitled to receive from us or our successor entity, as of the date of consummation of such fundamental transaction the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Warrant that is being offered and paid to the holders of our Common Stock in connection with the fundamental transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of our Common Stock are given the choice to receive alternative forms of consideration in connection with the fundamental transaction.

Representative’s Warrants

We have also agreed to issue to H.C. Wainwright & Co., LLC (or its permitted assignees) warrants, or the Representative’s Warrants, to purchase a number of shares of Common Stock equal to 6.0% of the aggregate number of shares of Common Stock and Pre-Funded Warrants being offered hereby at an exercise price equal to $1.30, which is 125% of the combined public offering price per share of Common Stock and Warrants. The Representative’s Warrants may be exercised on a cashless basis if an effective registration statement is not available and will expire five years after the commencement of sales of the securities in this offering. The Representative’s Warrants are not redeemable by us. The Representative’s Warrants will provide for adjustment in the number and price of such Representative’s Warrants (and the shares of Common Stock underlying such Representative’s Warrants) to prevent dilution in the event of a forward or reverse stock split, stock dividend or similar recapitalization or as otherwise permitted pursuant to FINRA Rule 5110(g). The Representative’s Warrants issued to H.C. Wainwright & Co., LLC and the shares of Common Stock issuable upon exercise of the Representative’s Warrants issued to the H.C. Wainwright & Co., LLC are registered on the registration statement of which this prospectus forms a part. The Representative’s Warrants have the same provisions with respect to fundamental transactions as the Warrants.

This summary of certain terms and provisions of the Representative’s Warrants is not complete and is subject to, and qualified in its entirety by, the provisions of the Representative’s Warrants, the form of which will be filed as an exhibit to our current Report on Form 8-K and which will be incorporated by reference herein. See also “Underwriting—Representative’s Warrants” elsewhere in this prospectus for more information regarding the Representative’s Warrants.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS FOR HOLDERS OF OUR COMMON STOCK, WARRANTS AND PRE-FUNDED WARRANTS

The following discussion describes the material U.S. federal income tax consequences of the acquisition, ownership and disposition of the Common Stock, Pre-Funded Warrants and Warrants acquired in this offering. This discussion is based on the current provisions of the Internal Revenue Code of 1986, as amended, referred to as the Code, existing and proposed U.S. Treasury regulations promulgated thereunder, and administrative rulings and court decisions in effect as of the date hereof, all of which are subject to change at any time, possibly with retroactive effect. No ruling has been or will be sought from the Internal Revenue Service, or IRS, with respect to the matters discussed below, and there can be no assurance the IRS will not take a contrary position regarding the tax consequences of the acquisition, ownership or disposition of the Common Stock, Pre-Funded Warrants or Warrants, or that any such contrary position would not be sustained by a court.

We assume in this discussion that the shares of Common Stock, Pre-Funded Warrants and Warrants will be held as capital assets (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxes, does not discuss the potential application of the Medicare contribution tax or the alternative minimum tax and does not address state or local taxes or U.S. federal gift and estate tax laws, except as specifically provided below with respect to non-U.S. holders, or any non-U.S. tax consequences that may be relevant to holders in light of their particular circumstances. This discussion also does not address the special tax rules applicable to particular holders, such as:

•	persons who acquired our Common Stock or Warrants as compensation for services;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	persons that own, or are deemed to own, more than 5% of our Common Stock or Warrants (except to the extent specifically set forth below);

•	persons required for U.S. federal income tax purposes to conform the timing of income accruals to their financial statements under Section 451(b) of the Code;

•	persons for whom our Common Stock constitutes “qualified small business stock” within the meaning of Section 1202 of the Code or “Section 1244 stock” for purposes of Section 1244 of the Code;

•	persons deemed to sell our Common Stock or Warrants under the constructive sale provisions of the Code;

•	financial institutions;

•	brokers or dealers in securities;

•	tax-exempt organizations or tax-qualified retirement plans;

•	pension plans;

•	regulated investment companies or real estate investment trusts;

•	owners that hold the Common Stock, Pre-Funded Warrants or Warrants as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment;

•	insurance companies;

•	controlled foreign corporations, passive foreign investment companies, or corporations that accumulate earnings to avoid U.S. federal income tax; and

•	certain U.S. expatriates, former citizens, or long-term residents of the United States.

In addition, this discussion does not address the tax treatment of partnerships or other pass-through entities or persons who hold shares of Common Stock, Pre-Funded Warrants or Warrants through partnerships or other entities which are pass-through entities for U.S. federal income tax purposes. A partner in a partnership or other pass-through entity that will hold shares of Common Stock, Pre-Funded Warrants or Warrants should consult his, her or its own tax advisor regarding the tax consequences of the ownership and disposition of shares of Common Stock, Pre-Funded Warrants or Warrants through a partnership or other pass-through entity, as applicable.

This discussion of U.S. federal income tax considerations is for general information purposes only and is not tax advice. Prospective investors should consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. income and other tax considerations of acquiring, holding and disposing of our Common Stock and Warrants.

For the purposes of this discussion, a “U.S. Holder” means a beneficial owner of shares of Common Stock, Pre-Funded Warrants or Warrants that is for U.S. federal income tax purposes (a) an individual citizen or resident of the United States, (b) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes), created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code) has the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person. A “Non-U.S. Holder” is, for U.S. federal income tax purposes, a beneficial owner of shares of Common Stock, Pre-Funded Warrants or Warrants that is not a U.S. Holder or a partnership for U.S. federal income tax purposes.

Treatment of Pre-Funded Warrants

Although it is not entirely free from doubt, a Pre-Funded Warrant should be treated as a share of Common Stock for U.S. federal income tax purposes and a holder of Pre-Funded Warrants should generally be taxed in the same manner as a holder of Common Stock, as described below. Accordingly, no gain or loss should be recognized upon the exercise of a Pre-Funded Warrant and, upon exercise, the holding period of a Pre-Funded Warrant should carry over to the share of Common Stock received. Similarly, the tax basis of the Pre-Funded Warrant should carry over to the share of Common Stock received upon exercise, increased by the exercise price of $0.001 per share. If a Pre-Funded Warrant is not treated as a share of Common Stock for U.S. federal income tax purposes and is instead treated as an option to acquire Common Stock, then the U.S. federal income tax treatment of Pre-Funded Warrants generally should be the same as the treatment of Warrants as described below and the holding period of Common Stock acquired upon exercise of Pre-Funded Warrants would not include the period during which the Pre-Funded Warrants were held. Each holder should consult his, her or its own tax advisor regarding the risks associated with the acquisition of Pre-Funded Warrants pursuant to this offering (including potential alternative characterizations). The balance of this discussion generally assumes that the characterization described above is respected for U.S. federal income tax purposes.

Allocation of Purchase Price

For U.S. federal income tax purposes, each share of Common Stock (or, in lieu of Common Stock, Pre-Funded Warrants) and the accompanying Warrants issued pursuant to this offering will be treated as an “investment unit” consisting of one share of Common Stock or Pre-Funded Warrant, as applicable and the accompanying Warrants to acquire shares of Common Stock. The purchase price for each investment unit must be allocated by the holder between these components in proportion to their relative fair market values at the time the unit is purchased by the holder. This allocation of the purchase price for each unit will establish the holder’s initial tax basis for U.S. federal income tax purposes in the share of Common Stock (or, in lieu of Common Stock, Pre-Funded Warrants) and the Warrants included in each unit. Each holder should consult his, her or its own tax advisor regarding the allocation of the purchase price between the Common Stock (or, in lieu of Common Stock, Pre-Funded Warrants) and the Warrants.

Tax Considerations Applicable to U.S. Holders

Exercise and Expiration of Warrants

Except as discussed below with respect to the cashless exercise of a Pre-Funded Warrant or Warrant, a U.S. Holder generally will not recognize gain or loss for U.S. federal income tax purposes upon exercise of a Pre-Funded Warrant or Warrant. The U.S. Holder will take a tax basis in the shares acquired on the exercise of a Pre-Funded Warrant or Warrant equal to the exercise price of the Pre-Funded Warrant or Warrant, increased by the U.S. Holder’s adjusted tax basis in the Pre-Funded Warrant or Warrant exercised (as determined pursuant to the rules discussed above). Except as discussed above with respect to the tax treatment of Pre-Funded Warrants, the U.S. Holder’s holding period in the shares of Common Stock acquired on the exercise of a Pre-Funded Warrant or Warrant will begin on the date of exercise or possibly the day after such exercise, and will not include any period for which the U.S. Holder held the Pre-Funded Warrant or Warrant.

The lapse or expiration of a Pre-Funded Warrant or Warrant will be treated as if the U.S. Holder sold or exchanged the Pre-Funded Warrant or Warrant and recognized a capital loss equal to the U.S. Holder’s tax basis in the Pre-Funded Warrant or Warrant. The deductibility of capital losses is subject to limitations.

The tax consequences of a cashless exercise of a Pre-Funded Warrant or Warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. Holder’s tax basis in the Common Stock received generally would equal the U.S. Holder’s tax basis in the Pre-Funded Warrant or Warrants. If the cashless exercise was not a realization event, it is unclear whether a U.S. Holder’s holding period for the Common Stock would be treated as commencing on the date of exercise of the Pre-Funded Warrant or Warrant or the day following the date of exercise of the Pre-Funded Warrant or Warrant. If the cashless exercise were treated as a recapitalization, the holding period of the Common Stock would include the holding period of the Pre-Funded Warrant or Warrants.

It is also possible that a cashless exercise could be treated as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder could be deemed to have surrendered Pre-Funded Warrants or Warrants having an aggregate fair market value equal to the exercise price for the total number of Pre-Funded Warrants or Warrants to be exercised. The U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the Common Stock received in respect of the Pre-Funded Warrants or Warrants deemed surrendered and the U.S. Holder’s tax basis in such Pre-Funded Warrants or Warrants. Such gain or loss would be long-term or short-term, depending on the U.S. Holder’s holding period in the Pre-Funded Warrants or Warrants deemed surrendered. In this case, a U.S. Holder’s tax basis in the Common Stock received would equal the sum of the U.S. Holder’s initial investment in the exercised Pre-Funded Warrants or Warrants (i.e., the portion of the U.S. Holder’s purchase price for the investment unit that is allocated to the Pre-Funded Warrants or Warrants, as described above under “Allocation of Purchase Price Between our Common Stock and Pre-Funded Warrant or Warrants”) and the exercise price of such Pre-Funded Warrants or Warrants. It is unclear whether a U.S. Holder’s holding period for the Common Stock would commence on the date of exercise of the Pre-Funded Warrant or Warrant or the day following the date of exercise of the Pre-Funded Warrant or Warrant. There may also be alternative characterizations of any such taxable exchange that would result in similar tax consequences, except that a U.S. Holder’s gain or loss would be short-term.

Notwithstanding the foregoing, if a Pre-Funded Warrant is treated as a share of Common Stock for U.S. federal income tax purposes as noted above in the section titled “—Treatment of Pre-Funded Warrants,” the exercise of Pre-Funded Warrants upon a cashless exercise generally should not be a taxable event and the holding period of a Pre-Funded Warrant should carryover to the share of Common Stock received upon exercise.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise of the Pre-Funded Warrants or Warrants.

Distributions

As discussed above, we currently anticipate that we will retain future earnings, if any, to finance the growth and development of our business and do not intend to pay cash dividends in respect of shares of Common Stock in the foreseeable future. In the event that we do make distributions on our Common Stock to a U.S. Holder, those distributions generally will constitute dividends for U.S. tax purposes to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that is applied against and reduces, but not below zero, a U.S. Holder’s adjusted tax basis in our Common Stock. Any remaining excess will be treated as gain realized on the sale or exchange of shares of Common Stock as described below under the section titled “—Disposition of Our Common Stock or Pre-Funded Warrants or Warrants.”

Certain Adjustments to Pre-Funded Warrants or Warrants

The number of shares of Common Stock issued upon the exercise of the Pre-Funded Warrants or Warrants and the exercise price of Pre-Funded Warrants or Warrants are subject to adjustment in certain circumstances. Adjustments (or failure to make adjustments) that have the effect of increasing a U.S. Holder’s proportionate interest in our assets or earnings and profits may, in some circumstances, result in a constructive distribution to the U.S. Holder. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing the dilution of the interest of the holders of Pre-Funded Warrants or Warrants generally will not be deemed to result in a constructive distribution. If an adjustment is made that does not qualify as being made pursuant to a bona fide reasonable adjustment formula, a U.S. Holder of Pre-Funded Warrants or Warrants may be deemed to have received a constructive distribution from us, even though such U.S. Holder has not received any cash or property as a result of such adjustment. The tax consequences of the receipt of a distribution from us are described above under “Distributions.”

Disposition of Our Common Stock or Pre-Funded Warrant or Warrants

Upon a sale or other taxable disposition (other than a redemption treated as a distribution, which will be taxed as described above under “Distributions”) of shares of Common Stock or Pre-Funded Warrants or Warrants, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the Common Stock or Pre-Funded Warrants or Warrants. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the Common Stock or Pre-Funded Warrants or Warrants exceeds one year. The deductibility of capital losses is subject to certain limitations. U.S. Holders who recognize losses with respect to a disposition of shares of Common Stock or Pre-Funded Warrants or Warrants should consult their own tax advisors regarding the tax treatment of such losses.

Information Reporting and Backup Reporting

Information reporting requirements generally will apply to payments of dividends (including constructive dividends) on the Common Stock, Pre-Funded Warrants and Warrants and to the proceeds of a sale or other disposition of Common Stock and Pre-Funded Warrants and Warrants paid by us to a U.S. Holder unless such U.S. Holder is an exempt recipient, such as a corporation. Backup withholding will apply to those payments if the U.S. Holder fails to provide the holder’s taxpayer identification number, or certification of exempt status, or if the holder otherwise fails to comply with applicable requirements to establish an exemption.

Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS. U.S. Holders should consult their own tax advisors regarding their qualification for exemption from information reporting and backup withholding and the procedure for obtaining such exemption.

Tax Considerations Applicable to Non-U.S. Holders

Exercise and Expiration of Warrants

In general, a Non-U.S. Holder will not recognize gain or loss for U.S. federal income tax purposes upon the exercise of Pre-Funded Warrants or Warrants into shares of Common Stock, however, to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described in the discussion below under “Disposition of our Common Stock or Pre-Funded Warrants or Warrants”.

The expiration of a Warrant will be treated as if the Non-U.S. Holder sold or exchanged the Warrant and recognized a capital loss equal to the Non-U.S. Holder’s tax basis in the Warrant. However, a Non-U.S. Holder will not be able to utilize a loss recognized upon expiration of a Warrant against the Non-U.S. Holder’s U.S. federal income tax liability unless the loss is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if an income tax treaty applies, is attributable to a permanent establishment or fixed base in the United States) or is treated as a U.S.-source loss and the Non-U.S. Holder is present 183 days or more in the taxable year of disposition and certain other conditions are met.

Certain Adjustments to Warrants

As described under “—U.S. Holders—Certain Adjustments to Pre-Funded Warrants or Warrants,” an adjustment to the Pre-Funded Warrants or Warrants could result in a constructive distribution to a Non-U.S. Holder, which would be treated as described under “Distributions” below. Any resulting withholding tax attributable to deemed dividends would be collected from other amounts payable or distributable to the Non-U.S. Holder. Non-U.S. Holders should consult their tax advisors regarding the proper treatment of any adjustments to the Pre-Funded Warrants or Warrants.

In addition, regulations governing “dividend equivalents” under Section 871(m) of the Code may apply to the Pre-Funded Warrants. Under those regulations, an implicit or explicit payment under the Pre-Funded Warrants that references a dividend distribution on our Common Stock would possibly be taxable to a Non-U.S. Holder as described under “Distributions” below. Such dividend equivalent amount would be taxable and subject to withholding whether or not there is actual payment of cash or other property, and the Company may satisfy any withholding obligations it has in respect of the Pre-Funded Warrants by withholding from other amounts due to the Non-U.S. Holder. Non-U.S. Holders are encouraged to consult their own tax advisors regarding the application of Section 871(m) of the Code to the Pre-Funded Warrants.

Distributions

As discussed above, we currently anticipate that we will retain future earnings, if any, to finance the growth and development of our business and do not intend to pay cash dividends in respect of our Common Stock in the foreseeable future. In the event that we do make distributions on our Common Stock to a Non-U.S. Holder, those distributions generally will constitute dividends for U.S. federal income tax purposes as described in “—U.S. Holders—Distributions.”

Any distribution (including constructive distributions) on shares of Common Stock that is treated as a dividend paid to a Non-U.S. Holder that is not effectively connected with the holder’s conduct of a trade or business in the United States will generally be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and the Non-U.S. Holder’s country of residence. To obtain a reduced rate of withholding under a treaty, a Non-U.S. Holder generally will be required to provide the applicable withholding agent with a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate form, certifying the Non-U.S. Holder’s entitlement to benefits under that treaty. Such form must be provided prior to the payment of dividends and must be updated periodically. If a Non-U.S. Holder holds stock through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to such agent. The holder’s agent may then be required to provide certification to the applicable withholding agent, either directly or through other intermediaries. If you are eligible for a reduced rate of U.S. withholding tax under an income tax treaty, you should consult with your own tax advisor to determine if you are able to obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS.

We generally are not required to withhold tax on dividends paid (or constructive dividends deemed paid) to a Non-U.S. Holder that are effectively connected with the holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that the holder maintains in the United States) if a properly executed IRS

Form W-8ECI, stating that the dividends are so connected, is furnished to us (or, if stock is held through a financial institution or other agent, to the applicable withholding agent). In general, such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular tax rates applicable to U.S. persons. A corporate Non-U.S. Holder receiving effectively connected dividends may also be subject to an additional “branch profits tax,” which is imposed, under certain circumstances, at a rate of 30% (or such lower rate as may be specified by an applicable treaty) on the corporate Non-U.S. Holder’s effectively connected earnings and profits, subject to certain adjustments.

See also the sections below titled “—Backup Withholding and Information Reporting” and “—Foreign Accounts” for additional withholding rules that may apply to dividends paid to certain foreign financial institutions or non-financial foreign entities.

Disposition of Our Common Stock or Pre-Funded Warrants or Warrants

Subject to the discussions below under the sections titled “—Backup Withholding and Information Reporting” and “—Foreign Accounts,” a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax with respect to gain recognized on a sale or other disposition (other than a redemption treated as a distribution, which will be taxable as described above under “Distributions”) of shares of Common Stock, Pre-Funded Warrants or Warrants unless:

•	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States, and if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States; in these cases, the Non-U.S. Holder will be taxed on a net income basis at the regular tax rates and in the manner applicable to U.S. persons, and if the Non-U.S. Holder is a corporation, an additional branch profits tax at a rate of 30%, or a lower rate as may be specified by an applicable income tax treaty, may also apply;

•	the Non-U.S. Holder is a nonresident alien present in the United States for 183 days or more in the taxable year of the disposition and certain other requirements are met, in which case the Non-U.S. Holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence) on the net gain derived from the disposition, which may be offset by certain U.S.-source capital losses of the Non-U.S. Holder, if any; or

•	the Common Stock constitutes a U.S. real property interest because we are, or have been at any time during the five-year period preceding such disposition (or the Non-U.S. Holder’s holding period of the Common Stock or Pre-Funded Warrants or Warrants, if shorter), a “U.S. real property holding corporation,” unless the Common Stock is regularly traded on an established securities market, as defined by applicable Treasury Regulations, and the Non-U.S. Holder held no more than 5% of our outstanding Common Stock, directly or indirectly, during the shorter of the five-year period ending on the date of the disposition or the period that the Non-U.S. Holder held the Common Stock. Special rules may apply to the determination of the 5% threshold in the case of a holder of Pre-Funded Warrants or Warrants. Non-U.S. Holders are urged to consult their own tax advisors regarding the effect of holding Pre-Funded Warrants or Warrants on the calculation of such 5% threshold. Generally, a corporation is a “U.S. real property holding corporation” if the fair market value of its “U.S. real property interests” (as defined in the Code and applicable regulations) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we believe that we are not currently, and we do not anticipate becoming, a “U.S. real property holding corporation” for U.S. federal income tax purposes. No assurance can be provided that the Common Stock will be regularly traded on an established securities market for purposes of the rules described above. Non-U.S. Holders are urged to consult their own tax advisors regarding the U.S. federal income tax considerations that could result if we are, or become a “U.S. real property holding corporation.”

See the sections titled “—Backup Withholding and Information Reporting” and “—Foreign Accounts” for additional information regarding withholding rules that may apply to proceeds of a disposition of the Common Stock or Pre-Funded Warrants or Warrants paid to foreign financial institutions or non-financial foreign entities.

Backup Withholding and Information Reporting

We must report annually to the IRS and to each Non-U.S. Holder the gross amount of the distributions (including constructive distributions) on the Common Stock or Pre-Funded Warrants or Warrants paid to such holder and the tax withheld, if any, with respect to such distributions. Non-U.S. Holders may have to comply with specific certification procedures to establish that the holder is not a U.S. person (as defined in the Code) in order to avoid backup withholding at the applicable rate, currently 24%, with respect to dividends (or constructive dividends) on the Common Stock or Pre-Funded Warrants or Warrants. Generally, a holder will comply with such procedures if it provides a properly executed IRS Form W-8BEN (or other applicable Form W-8) or otherwise meets documentary evidence requirements for establishing that it is a Non-U.S. Holder, or otherwise establishes an exemption. Dividends paid to Non-U.S. Holders subject to withholding of U.S. federal income tax, as described above under the heading “Dividends,” will generally be exempt from U.S. backup withholding.

Information reporting and backup withholding generally will apply to the proceeds of a disposition of the Common Stock, Pre-Funded Warrants or Warrants by a Non-U.S. Holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a Non-U.S. Holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a Non-U.S. Holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. Holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the Non-U.S. Holder resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder can be refunded or credited against the Non-U.S. Holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.

Foreign Accounts

The Foreign Account Tax Compliance Act, or FATCA, generally imposes a 30% withholding tax on dividends (including constructive dividends) on, and gross proceeds from the sale or other disposition of, the Common Stock and Pre-Funded Warrants and Warrants if paid to a non-U.S. entity unless (i) if the non-U.S. entity is a “foreign financial institution,” the non-U.S. entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the non-U.S. entity is not a “foreign financial institution,” the non-U.S. entity identifies certain of its U.S. investors, if any, or (iii) the non-U.S. entity is otherwise exempt under FATCA.

Withholding under FATCA generally will apply to payments of dividends (including constructive dividends) on our Common Stock and Warrants. While withholding under FATCA may apply to payments of gross proceeds from a sale or other disposition of the Common Stock or Pre-Funded Warrants or Warrants, under proposed U.S. Treasury Regulations withholding on payments of gross proceeds is not required. Although such regulations are not final, applicable withholding agents may rely on the proposed regulations until final regulations are issued.

An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this section. Under certain circumstances, a holder may be eligible for refunds or credits of the tax. Holders should consult their own tax advisors regarding the possible implications of FATCA on their investment in the Common Stock or Pre-Funded Warrants or Warrants.

Federal Estate Tax

Common Stock owned or treated as owned by an individual who is not a citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death will be included in the individual’s gross estate for U.S. federal estate tax purposes and, therefore, may be subject to U.S. federal estate tax, unless an applicable estate tax or other treaty provides otherwise. The foregoing may also apply to Warrants and Pre-Funded Warrants. A Non-U.S. Holder should consult his, her, or its own tax advisor regarding the U.S. federal estate tax consequences of the ownership or disposition of shares of the Common Stock, Pre-Funded Warrants and Warrants.

The preceding discussion of material U.S. federal tax considerations is for information only. It is not tax advice. Prospective investors should consult their own tax advisors regarding the particular U.S. federal, state, local and non-U.S. tax consequences of purchasing, holding and disposing of the Common Stock or Pre-Funded Warrants or Warrants, including the consequences of any proposed changes in applicable laws.

UNDERWRITING

Pursuant to the underwriting agreement with H.C. Wainwright & Co., LLC, or the underwriter and the sole book-running manager of this offering, we have agreed to issued and sell, and the underwriter has agreed to purchase, the number of shares of Common Stock, Pre-Funded Warrants and accompanying Warrants listed opposite its name below, less the underwriting discounts and commissions, on the closing date, subject to the terms and conditions contained in the underwriting agreement. The underwriting agreement provides that the obligations of the underwriter are subject to certain customary conditions precedent, representations and warranties contained therein.

Underwriter	Number of Shares of Common Stock	Number of Pre-Funded Warrants	Number of Series A Warrants	Number of Series B Warrants
H.C. Wainwright & Co., LLC	1,530,769	1,834,616	3,365,385	3,365,385

Pursuant to the underwriting agreement, the underwriter has agreed to purchase all of the shares of Common Stock, Pre-Funded Warrants and accompanying Warrants sold under the underwriting agreement if any of these shares, Pre-Funded Warrants and accompanying Warrants are purchased, other than those shares covered by the underwriter’s option to purchase additional shares of Common Stock and/or Warrants described below. The underwriter has advised us that they do not intend to confirm sales to any account over which it exercises discretionary authority.

Discounts, Commissions and Expenses

The offering is being underwritten on a firm commitment basis. While the underwriter intends to offer the Common Stock or Pre-Funded Warrants, together with the accompanying Warrants, at the price set forth on the cover of this prospectus supplement, the underwriter may offer such securities from time to time to purchasers directly or through agents, or through brokers in brokerage transactions on NYSE American, or to dealers in negotiated transactions or in a combination of such other methods of sale, or otherwise, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The underwriter may offer the shares of Common Stock, the Pre-Funded Warrants and the accompanying Warrants to securities dealers at the public offering price less a concession not in excess of $0.04680 per share and accompanying Warrant. The difference between the price at which the underwriter purchases Common Stock or Pre-Funded Warrants, together with the accompanying Warrants, from us and the price at which the underwriter resells such securities may be deemed underwriting compensation. If the underwriter effects such transactions by selling Common Stock or Pre-Funded Warrants, together with the accompanying Warrants, to or through dealers, such dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriter and/or purchasers of such securities or whom they may act as agents or to whom they may sell as principal.

The underwriter is offering the shares of Common Stock, the Pre-Funded Warrants and the accompanying Warrants subject to its acceptance of the shares of Common Stock, Pre-Funded Warrants and accompanying Warrants from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the securities offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions specified in the underwriting agreement.

We have granted to the underwriter an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 504,807 additional shares of Common Stock (up to 15% of the shares of Common Stock and shares underlying Pre-Funded Warrants offered in this offering) and/or Series A and Series B Warrants together to purchase up to an aggregate of 1,009,614 shares of our Common Stock at the public offering price per share of Common Stock, Pre-Funded Warrant or Warrants, respectively, listed on the cover page of this prospectus supplement, less underwriting discounts and commissions.

The following table shows the public offering price, underwriting discounts and commissions and proceeds, before expenses and fees, to us. These amounts are shown assuming both no exercise and full exercise of the underwriter’s option to purchase additional securities.

Per Share	Per Share and Accompanying Warrants	Per Pre-Funded Warrant and Accompanying Warrants	Total without Option	Total with Option
Public offering price	$1.0400	$1.0390	$3,498,166	$4,023,165
Underwriting discounts and commissions payable by us	$0.0728	$0.0728	$245,000	$281,750
Proceeds, before expenses and fees, to us	$0.9672	$0.9662	$3,253,166	$3,741,415

We have agreed to pay the legal fees and certain expenses of the underwriter, in the sum of up to $100,000, in connection with this offering, up to $20,000 for certain clearance fees and settlement expenses and $25,000 for non-accountable expenses. We estimate that the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $355,000 and are payable by us.

Representative’s Warrants

Additionally, we have also agreed to issue to H.C. Wainwright & Co., LLC (or its permitted assignees) the Representative’s Warrants to purchase a number of shares of Common Stock equal to 6.0% of the aggregate number of shares of Common Stock and Pre-Funded Warrants being offered hereby at an exercise price equal to $1.30, which is 125% of the combined public offering price per share of Common Stock and Warrants. The Representative’s Warrants may be exercised on a cashless basis if an effective registration statement is not available and will expire five years after the commencement of sales of the securities in this offering. The Representative’s Warrants are not redeemable by us. The Representative’s Warrants will provide for adjustment in the number and price of such Representative’s Warrants (and the shares of Common Stock underlying such Representative’s Warrants) to prevent dilution in the event of a forward or reverse stock split, stock dividend or similar recapitalization or as otherwise permitted pursuant to FINRA Rule 5110(g). The Representative’s Warrants have the same provisions with respect to fundamental transactions as the Warrants. The Representative’s Warrants issued to H.C. Wainwright & Co., LLC and the shares of Common Stock issuable upon exercise of the Representative’s Warrants issued to the H.C. Wainwright & Co., LLC are registered on the registration statement of which this prospectus forms a part.

Right of First Refusal

For a period of 10-months following the consummation of this offering or any other private or public offering during the term of our engagement of the underwriter, if we or any of our subsidiaries decides to raise funds by means of a public offering (excluding an at-the-market facility) or a private placement or any other capital-raising financing of equity or equity-linked, the underwriter (or any affiliate designated by the underwriter) shall have the right to act as sole book running manager, sole underwriter or sole placement agent for such financing.

Tail Financing Payments

We have also agreed to pay the underwriter a tail fee equal to the cash and warrant compensation in this offering, if any investor, who was contacted or introduced to us by the underwriter during the term of its engagement, provides us with capital in any public or private offering or other financing or capital raising transaction during the 12-month period following the termination or expiration of our engagement agreement with the underwriter.

Indemnification

We have agreed to indemnify the underwriter against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments that the underwriter may be required to make in respect of those liabilities.

Lock-Up Agreements

We have agreed to not sell any shares of our Common Stock or any securities convertible into or exercisable or exchangeable into share of Common Stock, subject to certain exceptions, for a period of 60 days after the date of this prospectus supplement unless we obtain prior written consent of the underwriter. This consent may be given at any time without public notice, and the underwriter may consent in its sole discretion. The exceptions to the restriction include, among other things, the issuance of any shares of our capital stock or securities convertible into shares of our capital stock that are issued (i) to employees, officers or directors of the Company upon exercise of an award granted pursuant to a stock or option plan in effect on the date of this prospectus supplement, (ii) pursuant to the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this prospectus supplement, provided that such securities have not been amended since the date of this prospectus supplement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price, or to extend its term, and (iii) as consideration in an acquisition, merger or similar strategic transaction approved by a majority of the disinterested directors, provided that such securities are issued as “restricted securities” as defined in Rule 144 and carry no registration rights that require or permit the filing of any registration statement in connection therewith within 60 days following the pricing of this offering, and provided that any such issuance shall only be to a person providing us business synergies and additional benefits in addition to the investment of funds, but shall not include a transaction in which we are issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

We have also agreed that, for a period of one (1) year following the closing date of this offering, we will not (i) issue or sell any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the Common Stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to our business or the market for the Common Stock or (ii) enter into, or effects a transaction under, any agreement, including, but not limited to, an at market offering program or equity line of credit, whereby we may issue securities at a future determined price. However, the preceding sentence shall not restrict us from issuing shares of Common Stock under an at the market offering program following the expiration of the 60-day period after the closing of this offering.

In addition, subject to certain limited circumstances, each of our directors and executive officers has entered into a lock-up agreement with the underwriter. Under the lock-up agreements, subject to certain limited circumstances, the directors and executive officers may not, directly or indirectly, sell, offer to sell, contract to sell, or grant any option for the sale (including any short sale), grant any security interest in, pledge, hypothecate, hedge, establish an open “put equivalent position” (within the meaning of Rule 16a-1(h) under the Exchange Act), or otherwise dispose of, or enter into any transaction which is designed to or could be expected to result in the disposition of, any shares of our Common Stock or securities convertible into or exchangeable for shares of our Common Stock, or publicly announce any intention to do any of the foregoing, unless such directors and executive officers obtain prior written consent of the underwriter for a period of 60 days from the date of this prospectus supplement. This consent may be given at any time without public notice, and the underwriter may consent in its sole discretion. Such lock-up restriction does not apply to any securities acquired in this offering by our directors and executive officers.

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, the underwriter may engage in stabilizing transactions, overallotment transactions, syndicate covering transactions and penalty bids in connection with our Common Stock.

Stabilizing transactions permit bids to purchase shares of Common Stock so long as the stabilizing bids do not exceed a specified maximum.

Overallotment transactions involve sales by the underwriter of shares of Common Stock in excess of the number of shares the underwriter is obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriter is not greater than the number of shares that it may purchase in the overallotment option. In a naked short position, the number of shares involved is greater than the number of shares in the overallotment option. The underwriter may close out any short position by exercising its overallotment option and/or purchasing shares in the open market.

Syndicate covering transactions involve purchases of Common Stock in the open market after the distribution has been completed in order to cover syndicate short positions. Such a naked short position would be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions. These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Common Stock or preventing or retarding a decline in the market price of our Common Stock. As a result, the price of our Common Stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriter makes any representation or prediction as to the effect that the transactions described above may have on the price of our Common Stock. These transactions may be effected on the NYSE American, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

In connection with this offering, the underwriter also may engage in passive market making transactions in our Common Stock in accordance with Regulation M during a period before the commencement of offers or sales of shares of our Common Stock in this offering and extending through the completion of the distribution. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for that security. However, if all independent bids are lowered below the passive market maker’s bid that bid must then be lowered when specific purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Electronic Distribution

A prospectus in electronic format may be made available on the websites maintained by the underwriter, if any, participating in this offering and the underwriter may distribute prospectuses electronically. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus form a part, has not been approved or endorsed by us or the underwriter, and should not be relied upon by investors.

Other Relationships

From time to time, the underwriter and its affiliates have provided, and may provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which it has received and may continue to receive customary fees and commissions.

Transfer Agent

The transfer agent and registrar for our Common Stock is Continental Stock Transfer & Trust Company. Continental Stock Transfer & Trust Company is located at 1 State Street, 30th floor, New York, New York 10004. Their telephone number is (212) 509-4000.

Listing on the NYSE American

Our Common Stock is listed on NYSE American under the symbol “IBIO.” There is no established trading market for the Pre-Funded Warrants or the Warrants, and we do not expect a trading market to develop. We do not intend to list the Pre-Funded Warrants or the Warrants on any securities exchange or nationally recognized trading system. Without a trading market, the liquidity of the Pre-Funded Warrants and Warrants will be extremely limited.

NOTICE TO INVESTORS

European Economic Area and the United Kingdom

This prospectus has been prepared on the basis that any offer of securities in any member state of the European Economic Area or the United Kingdom (each a “Relevant State”) will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of securities. Accordingly, any person making or intending to make an offer in that Relevant State of securities which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the company or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation, in each case in relation to such offer. Neither the company nor the underwriter have authorized, nor do they authorize, the making of any offer of securities in circumstances in which an obligation arises for the company or the underwriter to publish or supplement a prospectus for such offer. Neither the company nor the underwriter have authorized, nor do they authorize, the making of any offer of securities through any financial intermediary, other than offers made by the underwriter, which constitute the final placement of the securities contemplated in this prospectus.

The expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended or superseded).

In relation to each Relevant State, no securities have been offered or will be offered to the public in that Relevant State, except that offers of securities may be made to the public in that Relevant State:

•	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

•	to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

•	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of securities shall require the company or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

Each person in a Relevant State who receives any communication in respect of, or who acquires any securities under, the offers to the public contemplated in this prospectus, or to whom the securities are otherwise made available, will be deemed to have represented, acknowledged and agreed to and with the company and the underwriter that it and any person on whose behalf it acquires securities is a (a) qualified investor within the meaning of Article 2(e) of the Prospectus Regulation; and (b) in the case of any securities acquired by it as a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, (i) the securities acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant State other than qualified investors, as that term is defined in the Prospectus Regulation, or in circumstances in which the prior consent of the underwriter has been obtained to each such proposed offer or resale, or (ii) where securities have been acquired by it on behalf of persons in any Relevant State other than qualified investors, the offer of those securities to it is not treated under the Prospectus Regulation as having been made to such persons.

We, the underwriter and affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Any distributor subject to Directive 2014/65/EU (as amended, “MiFID II”) subsequently offering, selling or recommending the securities is responsible for undertaking its own target market assessment in respect of the securities and determining the appropriate distribution channels for the purposes of the MiFID II product governance rules under Commission Delegated Directive (EU) 2017/593 (“Delegated Directive”). Neither the company nor the underwriter makes any representations or warranties as to a Distributor’s compliance with the Delegated Directive.

References to Regulations or Directives include, in relation to the United Kingdom, those Regulations or Directives as they form part of United Kingdom domestic law by virtue of the European Union (Withdrawal) Act 2018 or have been implemented in United Kingdom domestic law, as appropriate. The above selling restriction is in addition to any other selling restrictions set out below.

In connection with the offering, the underwriter is not acting for anyone other than the issuer and will not be responsible to anyone other than the issuer for providing the protections afforded to their clients nor for providing advice in relation to the offering.

United Kingdom

This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Switzerland

This document is not intended to constitute an offer to, or solicitation of, investors in Switzerland to purchase or invest in securities. The securities may not be publicly offered, directly or indirectly, in Switzerland within the meaning of FinSA (unless in circumstances falling within article 36 of the FinSA). This document does not constitute a prospectus pursuant to the FinSA and has been prepared without regard to the disclosure standards for issuance prospectuses under the FinSA, art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the company, or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document has not been and will not be reviewed or approved by a Swiss reviewing body (“Prüfstelle”) pursuant to article 51 of the FinSA and does not comply with the disclosure requirements applicable to a prospectus within the meaning of article 35 of the FinSA. Further, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority (“FINMA”), and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

Canada

The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the securities is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals”, each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Blank Rome LLP, New York, New York. Certain legal matters will be passed upon for the underwriter by Greenberg Traurig, P.A., Miami, Florida.

EXPERTS

The consolidated financial statements of iBio, Inc. and subsidiaries as of June 30, 2022 and 2021, and for the years then ended, have been incorporated by reference in this prospectus and the registration statement of which this prospectus is a part, in reliance upon the report of CohnReznick LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of that firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Neither we nor any agent, underwriter or dealer has authorized any person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying base prospectus constitutes a part of the Registration Statement on Form S-3 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus supplement and the accompanying base prospectus forming a part of the Registration Statement, and any other supplements or amendments thereto, do not contain all of the information that is included in the Registration Statement. You will find additional information about us in the Registration Statement. Any statements made in this prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the Registration Statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. Additional information about us is contained at our website, www.ibioinc.com. Information on our website is not incorporated by reference into this prospectus supplement and the accompanying base prospectus forming a part of the Registration Statement, or any other supplements or amendments thereto, and the documents incorporated by reference herein and therein, and you should not consider it a part of this prospectus supplement and the accompanying base prospectus, Registration Statement or such other supplements, amendments or documents.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We have filed a Registration Statement on Form S-3 with the SEC under the Securities Act. This prospectus supplement and the accompanying base prospectus is part of the Registration Statement, but the Registration Statement includes and incorporates by reference additional information and exhibits. The SEC permits us to “incorporate by reference” the information contained in documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus supplement and the accompanying base prospectus. Information that is incorporated by reference is considered to be part of this prospectus supplement and the accompanying base prospectus and you should read it with the same care that you read this prospectus supplement and the accompanying base prospectus. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus supplement and the accompanying base prospectus, and will be considered to be a part of this prospectus supplement and the accompanying base prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus supplement and the accompanying base prospectus:

●	our Annual Report on Form 10-K for the fiscal year ended June 30, 2022, filed with the SEC on October 11, 2022;

●	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, filed with the SEC on November 14, 2022;

●	our Current Reports on Form 8-K filed with the SEC on July 6, 2022, September 21, 2022, September 27, 2022 (other than as indicated therein), October 7, 2022, October 14, 2022, October 20, 2022, November 3, 2022 (filed at 8:00 am EST) and December 2, 2022;

●	the portions of our Definitive Proxy Statement on Schedule 14A incorporated by reference to our Annual Report on Form 10-K, filed with the SEC on October 26, 2022; and

●	the description of our Common Stock on Form 8-A filed with the SEC on December 12, 2010, as amended by Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended June 30, 2022, filed with the SEC on October 11, 2022, including any amendments thereto or reports filed for the purposes of updating this description.

We also incorporate by reference all additional documents that we file with the SEC under the terms of Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made with the SEC after the date of this prospectus supplement and until the offering of securities covered by this prospectus supplement has been completed. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

We will provide, without charge, to each person to whom a copy of this prospectus supplement and the accompanying base prospectus or any other supplement or amendment forming a part of the Registration Statement is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein and therein, including exhibits. Requests should be directed to:

iBio, Inc.
8800 HSC Parkway

Bryan, Texas 77807-1107

(979) 446-0027

Copies of these filings are also available on our website at www.ibioinc.com. For other ways to obtain a copy of these filings, please refer to “Where You Can Find More Information” above.

PROSPECTUS

$200,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may, from time to time, offer and sell up to $200,000,000 of any combination of our common stock, preferred stock, debt securities or warrants or units comprised of any of the foregoing securities described in this prospectus, either individually or in combination with other securities, at prices and on terms described in one or more supplements to this prospectus. We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings.

This prospectus describes some of the general terms that may apply to an offering of our securities. We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference, before buying any of the securities being offered.

Securities may be sold by us to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on the NYSE American LLC, or the NYSE American, under the symbol “IBIO.” On November 24, 2020, the last reported sales price of our common stock on the NYSE American was $1.47 per share.

Investing in our securities involves a high degree of risk. See the section of this prospectus entitled “Risk Factors” contained in this prospectus and any applicable prospectus supplement and under similar sections in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is  December 7, 2020.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration statement, we may sell from time to time in one or more offerings up to a total dollar amount of $200,000,000 of common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in combination with other securities as described in this prospectus, including units comprised of any combination of the foregoing securities. Each time we sell any type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add, update or change in a prospectus supplement or free writing prospectus any of the information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. This prospectus, together with the applicable prospectus supplement, any related free writing prospectus and the documents incorporated by reference into this prospectus and the applicable prospectus supplement, will include all material information relating to the applicable offering. You should carefully read both this prospectus and the applicable prospectus supplement and the documents incorporated by reference into this prospectus and any related free writing prospectus, together with the additional information described under “Where You Can Find More Information” and “Incorporation of Certain Information By Reference,” before buying any of the securities being offered.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT

Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to “iBio,” “the company,” “we,” “us,” “our” and similar references refer to iBio, Inc., an entity incorporated under the laws of the State of Delaware, and where appropriate our consolidated subsidiaries.

This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and selected information contained in the prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock and/or warrants. For a more complete understanding of our company and this offering, we encourage you to read and consider the more detailed information in the prospectus, including “Risk Factors” and the financial statements and related notes. Unless we specify otherwise, all references in this prospectus to “iBio,” “we,” “our,” “us” and “our company” refer to iBio Inc., a Delaware corporation.

Business Overview

We are a biotechnology company and biologics contract development and manufacturing organization (“CDMO”). We apply our licensed and owned technologies to develop novel products to fight fibrotic diseases, cancers, and infectious diseases. We use our FastPharming® Development and Manufacturing System (the “FastPharming System”) to increase “speed-to-clinic” for new candidates. We are also using the FastPharming System to create proteins and bioinks for research and further manufacturing uses in a variety of R&D applications, including 3D-bioprinting. In addition, we make the FastPharming System available to clients on a fee-for-service basis for the rapid, scalable, eco-friendly production of high-quality proteins.

During the quarter ended September 30, 2020, we operated in two segments: (i) our CDMO segment, operated via our subsidiary iBio CDMO LLC, a Delaware limited liability company (“iBio CDMO”), and (ii) our biologics development and licensing activities, conducted within iBio, Inc. In the past, our primary focus was the CDMO business, pursuant to which iBio CDMO provided manufacturing services to collaborators and third-party customers as well as used for development of our own product candidates. However, during the second half of 2020 and subsequent to year end, we shifted our primary focus to our biologics development programs, including new vaccines and therapeutics.

Our current platforms and programs include: (i) CDMO services using our licensed and owned FastPharming System and GlycaneeringTM Services; (ii) the development of therapeutics, for which we intend to conduct preclinical and clinical trials; (iii) the development of vaccines, for which we intend to conduct preclinical and clinical trials, and (iv) the production of proteins for research and further manufacturing use in 3D-bioprinting and other applications. We are developing a portfolio of technologies, products, and services driven by the following platforms and programs, which we intend to use individually, and in combination:

•	CDMO Services

o	Process development and manufacturing of protein products in hydroponically-grown, transiently-transfected plants, (typically Nicotiana benthamiana, a relative of the tobacco plant) via utilization of our proprietary expression technologies, GlycaneeringTM Services, and production know-how (the FastPharming System) deployed in our 130,000 square-foot manufacturing facility in Bryan, Texas.

o	“Factory Solutions” for the clients who seek to insource biologics manufacturing using the FastPharming System and instead of outsourcing production to iBio CDMO.

•	Therapeutics

o	Treatments for fibrotic diseases, including a fusion of the endostatin-derived E4 antifibrotic peptide to the hinge and heavy chain of human IgG1 (“IBIO-100”, formerly described as “CFB-03”) for systemic scleroderma (for which we have received orphan drug designation), idiopathic pulmonary fibrosis, and related conditions.

o	An ACE2-Fc fusion protein as a treatment for COVID-19 and, prospectively, other diseases emanating from the Coronaviridae family, in-licensed from Planet Biotechnology, Inc.

•	Vaccines

o	A novel virus-like particle antigen being designed for use in a vaccine candidate targeting the SARS-CoV-2 virus (“IBIO-200”).

o	The lichenase (“LicKMTM”)-subunit vaccine for COVID-19 (“IBIO-201”).

o	An E2 antigen, in combination with a selected adjuvant, for vaccination of pigs against classical swine fever (“IBIO-400”).

•	Research & Bioprocess Products

o	Protein scaffolds for use as bioinks in the development of 3D-bioprinted tissues and organs.

o	Cytokines and growth factors for cell culture applications.

o	Biomaterials for a range of life science research, development, and bioprocessing applications.

Corporate Information

We are a Delaware corporation. Our principal executive/administrative offices are located at 8800 HSC Parkway, Bryan, Texas 77807-1107, and our telephone number is (979) 446-0027. Our website address is http://www.ibioinc.com. We make available free of charge on our website our annual, quarterly and current reports, including amendments to such reports, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC. Information on or accessed through our website is not incorporated into this prospectus or the accompanying base prospectus and is not a part of this prospectus or the accompanying base prospectus. Our common stock is listed on the NYSE American under the symbol “IBIO.”

Risks Associated with our Business

Our business is subject to numerous risks, as described under the heading “Risk Factors” contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus.

The Securities We May Offer

We may offer shares of our common stock, preferred stock, various series of debt securities and/or warrants to purchase any of such securities either individually or in combination with other securities including units comprised of the foregoing, with a total value of up to $200,000,000 from time to time under this prospectus at prices and on terms to be determined at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity;

•	original issue discount;

•	rates and times of payment of interest or dividends;

•	redemption, conversion, exercise, exchange or sinking fund terms;

•	ranking;

•	restrictive covenants;

•	voting or other rights;

•	conversion or exchange prices or rates and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange; and

•	a discussion of material

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents, underwriters or dealers reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents, underwriters or dealers, we will include in the applicable prospectus supplement:

•	the names of those agents, underwriters or dealers;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

Common Stock

We may issue shares of our common stock from time to time. Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Under our certificate of incorporation, as amended, or certificate of incorporation, and first amended and restated bylaws, or bylaws, our stockholders do not have cumulative voting rights. Because of this, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose. Subject to preferences that may be applicable to any then-outstanding shares of preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock. Holders of common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Preferred Stock

We may issue shares of our preferred stock from time to time, in one or more series. Our board of directors will determine the designations, voting powers, preferences and rights of the preferred stock, as well as the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, preemptive rights, terms of redemption or repurchase, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series. Convertible preferred stock will be convertible into our common stock or exchangeable for other securities. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates.

If we sell any series of preferred stock under this prospectus, we will fix the designations, voting powers, preferences and rights of such series of preferred stock, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock that we are offering before the issuance of the related series of preferred stock. We urge you to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of designation establishing the terms of the applicable series of preferred stock.

Debt Securities

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our common stock or other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

We may issue debt securities under a note purchase agreement or under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party, as trustee. Unless otherwise specified in a prospectus supplement, any debt securities issued under this prospectus will be issued under an indenture that we will enter into with the trustee named in the indenture. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

Warrants

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of warrants being offered, as well as any warrant agreements and warrant certificates that contain the terms of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants.

Any warrants issued under this prospectus may be evidenced by warrant certificates. Warrants also may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

Units

We may issue units comprised of shares of common stock, shares of preferred stock, debt securities and/or warrants in any combination. We may issue units in such amounts and in as many distinct series as we wish.

Any units issued under this prospectus may be evidenced by unit certificates. Units also may be issued under one or more applicable unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We urge you to read any prospectus supplement related to any series of units we may offer, as well as any applicable unit agreement and/or unit certificate that contain the terms of the units. If we issue units, the applicable forms of unit agreements and/or unit certificates relating to such units (if any) will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K, as may be updated by subsequent annual, quarterly and other reports that are incorporated by reference into this prospectus in their entirety. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Forward-Looking Statements.”

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain forward-looking statements that involve risks and uncertainties. These forward-looking statements are not historical facts but rather are plans and predictions based on current expectations, estimates and projections about our industry, our beliefs and assumptions. Discussions containing these forward-looking statements may be found, among other places, in the Sections entitled “Prospectus Summary—Business Overview,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q, as well as any amendments thereto, filed with the SEC.

We use words such as “anticipate,” “expect,” “intend,” “plan,” “believe,” “seek,” “estimate” and variations of these words and similar expressions to identify forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. These risks and uncertainties include those described in the section above entitled “Risk Factors.” You should not place undue reliance on these forward-looking statements, which reflect our view only as of the date of this prospectus.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus, even if new information becomes available in the future.

USE OF PROCEEDS

We cannot guarantee that we will receive any proceeds in connection with this offering because we may be unable or choose not to issue and sell any securities covered by this prospectus.

Unless otherwise provided in a supplement or amendment to this prospectus, we intend to use any net proceeds from this offering, together with other available funds, for operating costs, including working capital needs and for other general corporate purposes including acquisitions and investments in other businesses.

We have not specifically identified the precise amounts we will spend on each of these areas or the timing of these expenditures. The amounts actually expended for each purpose may vary significantly depending upon numerous factors, including the amount and timing of the proceeds from this offering and our operating expenses. In addition, expenditures may also depend on the establishment of new collaborative arrangements with other companies, the availability of other financing, and other factors.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “—Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as global securities, an investor should be aware of the following:

•	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•	an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security;

•	we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security, nor will we or any applicable trustee supervise the depositary in any way;

•	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

A global security will terminate when the following special situations occur:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

The securities being offered may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected at various times in one or more of the following transactions, or in other kinds of transactions:

•	through underwriters for resale to the public or investors;

•	transactions on NYSE American or on any national securities exchange or U.S. inter-dealer system of a registered national securities association on which our common stock may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in private transactions and transactions otherwise than on these exchanges or systems;

•	in “at the market offerings”, within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	in connection with short sales of the shares;

•	by pledge to secure debt and other obligations;

•	through the writing of options, whether the options are listed on an options exchange or otherwise;

•	in connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options;

•	through a combination of any of the above transactions; or

•	any other method permitted by law.

We may sell our securities directly to one or more purchasers, or to or through underwriters, dealers or agents or through a combination of those methods. The related prospectus supplement will set forth the terms of each offering, including:

•	the name or names of any agents, dealers, underwriters or investors who purchase the securities;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	the amount of any compensation, discounts commissions or fees to be received by the underwriters, dealer or agents;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any securities exchanges on which such securities may be listed;

•	the terms of any indemnification provisions, including indemnification from liabilities under the federal securities laws; and

•	the nature of any transaction by an underwriter, dealer or agent during the offering that is intended to stabilize or maintain the market price of the securities.

In addition, any securities covered by this prospectus that qualify for sale pursuant to Regulation S may be sold pursuant to Regulation S rather than pursuant to this prospectus.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.

In connection with the sale of our securities, underwriters may receive compensation from us or from purchasers of our securities in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of our securities may be deemed to be underwriters. Discounts or commissions they receive and any profit on their resale of our securities may be considered underwriting discounts and commissions under the Securities Act.

We may agree to indemnify underwriters, dealers and agents who participate in the distribution of our securities against various liabilities, including liabilities under the Securities Act. We may also agree to contribute to payments that the underwriters, dealers or agents may be required to make in respect of these liabilities. We may authorize dealers or other persons who act as our agents to solicit offers by various institutions to purchase our securities from us under contracts that provide for payment and delivery on a future date. We may enter into these contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. If we enter into these agreements concerning any series of our securities, we will indicate that in the prospectus supplement or amendment.

In connection with an offering of our securities, underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, underwriters may over-allot in connection with the offering, creating a syndicate short position in our securities for their own account. In addition, underwriters may bid for, and purchase, our securities in the open market to cover short positions or to stabilize the price of our securities. Any underwriters who are qualified market makers may engage in passive market making transactions in the securities in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time. Finally, underwriters may reclaim selling concessions allowed for distributing our securities in the offering if the underwriters repurchase previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of our securities above independent market levels. Underwriters are not required to engage in any of these activities and may end any of these activities at any time. Agents and underwriters may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

DESCRIPTION OF SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities and the securities exchange, if any, on which the securities will be listed.

Description of Capital Stock

We are authorized to issue 275,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share. Provisions of our certificate of incorporation, our bylaws and provisions of applicable Delaware law may discourage, delay or prevent a merger or other change in control that a stockholder may consider favorable. See below under “—Anti-Takeover Effects of our Certificate of Incorporation, our Bylaws and Delaware Law.”

Common Stock

Authorized Shares of Common Stock.  We currently have authorized 275,000,000 shares of common stock.

Voting.  The holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders and are not entitled to cumulative voting for the election of directors.

Dividends.  Subject to preferences that may be applicable to any then outstanding preferred stock, the holders of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Liquidation. In the event of liquidation, dissolution or winding up of our company, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the preferences of preferred stockholders.

Rights and Preferences.  The holders of our common stock have no preemptive, conversion or other subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that is currently outstanding or that we may designate and issue in the future (including the iBio CMO Preferred Tracking Stock).

Fully Paid and Nonassessable.  All of our issued and outstanding shares of common stock are fully paid and nonassessable.

Preferred Stock

Our board of directors is authorized to issue up to 1,000,000 shares of preferred stock in one or more series without stockholder approval. Our board of directors may determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

The following summary of terms of our preferred stock is not complete. You should refer to the provisions of our certificate of incorporation and bylaws and the resolutions containing the terms of each class or series of preferred stock which have been or will be filed with the SEC at or prior to the time of issuance of such class or series of preferred stock and described in the applicable prospectus supplement. The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to such series of preferred stock, provided that the information set forth in such prospectus supplement does not constitute material changes to the information herein such that it alters the nature of the offering or the securities offered. The purpose of authorizing our Board to issue preferred stock in one or more series and determine the number of shares and the rights and preferences of such series is to eliminate delays associated with a stockholder vote on specific issuances. Examples of rights and preferences that the Board may fix are:

•	dividend rights,

•	dividend rates,

•	conversion rights;

•	voting rights,

•	terms of redemption, and

•	liquidation preferences.

The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could make it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of our outstanding voting stock. The rights of holders of our common stock described above, will be subject to, and may be adversely affected by, the rights of any preferred stock that we may designate and issue in the future.

We will incorporate by reference as an exhibit to the registration statement, which includes this prospectus, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering. This description and the applicable prospectus supplement will include:

•	the title and stated value;

•	the number of shares authorized;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date, and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

•	voting rights, if any, of the preferred stock;

•	preemptive rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

When we issue shares of preferred stock under this prospectus, the shares will fully be paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

Options

As of November 20, 2020, (i) options to purchase an aggregate of 3,485,815 shares of common stock were outstanding, (ii) restricted stock units underlying 39,950 shares of common stock were outstanding under our equity incentive plans, and (iii) an additional 2,973,035 shares were reserved for future issuance under our 2018 Omnibus Equity Incentive Plan.

Potential Anti-Takeover Effects of our Certificate of Incorporation, our Bylaws and Delaware Law

Certain provisions set forth in our certificate of incorporation and our bylaws and in Delaware law, which are summarized below, may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders.

Pursuant to our certificate of incorporation, our board of directors may issue additional shares of common stock or preferred stock. Any additional issuance of common stock could have the effect of impeding or discouraging the acquisition of control of us by means of a merger, tender offer, proxy contest or otherwise, including a transaction in which our stockholders would receive a premium over the then-current market price for their shares, and thereby protect the continuity of our management. Specifically, if in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in our best interest, shares could be issued by our board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover by:

•	diluting the voting or other rights of the proposed acquirer or insurgent stockholder group;

•	putting a substantial voting block in institutional or other hands that might undertake to support the incumbent board of directors; or

•	effecting an acquisition that might complicate or preclude the takeover.

Our certificate of incorporation also allows our board of directors to fix the number of directors in our bylaws. Cumulative voting in the election of directors is not permitted by our certificate of incorporation. Not providing for cumulative voting may delay or prevent a tender offer or takeover attempt that a stockholder may determine to be in his, her or its best interest, including attempts that might result in a premium over the market price for the shares held by the stockholders.

In addition to the foregoing, our certificate of incorporation and our bylaws contain the following provisions:

Staggered Board. Our board of directors is divided into three classes of directors, Class I, II and III, with each class serving a term ending at the third annual meeting following its election.

Nominations of Directors and Proposals of Business. Our bylaws generally regulate nominations for election of directors by stockholders and proposals of business at annual meetings. In general, Sections 1.10 and 1.11 of our bylaws requires stockholders intending to submit nominations or proposals at an annual meeting of stockholders to provide the Company with advance notice thereof, including information regarding the stockholder proposing the business as well as information regarding the nominee or the proposed business. Sections 1.10 and 1.11 of our bylaws provides a time period during which nominations or business must be provided to the Company that creates a predictable window for the submission of such notices, eliminating the risk that the Company finds a meeting will be contested after printing its proxy materials for an uncontested election and providing the Company with a reasonable opportunity to respond to nominations and proposals by stockholders.

Board Vacancies. Our bylaws generally provide that only the board of directors (and not the stockholders) may fill vacancies and newly created directorships.

Special Meeting of Stockholders.  Our bylaws generally provide that special meetings of stockholders for any purpose or purposes for which meetings may be lawfully called, may be called at any time by our board of directors, the Chairman of the Board, the Chief Executive Officer or by one or more stockholders holding shares in the aggregate entitled to cast not less than fifty percent (50%) of the votes at that meeting. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

While the foregoing provisions of our certificate of incorporation, our bylaws and Delaware law may have an anti-takeover effect, these provisions are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control. In that regard, these provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our common stock that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management.

Delaware Takeover Statute—Section 203 of the Delaware General Corporation Law

In general, Section 203 of the Delaware General Corporation Law prohibits a Delaware corporation that is a public company from engaging in any “business combination” (as defined below) with any “interested stockholder” (defined generally as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with such entity or person) for a period of three years following the date that such stockholder became an interested stockholder, unless: (1) prior to such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (2) on consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (x) by persons who are directors and also officers and (y) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (3) on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 of the Delaware General Corporation Law defines “business combination” to include: (1) any merger or consolidation involving the corporation and the interested stockholder; (2) any sale, lease, exchange, mortgage, transfer, pledge or other disposition of ten percent or more of the assets of the corporation involving the interested stockholder; (3) subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; (4) any transaction involving the corporation or any direct or indirect majority-owned subsidiary of the corporation that has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the corporation or the applicable subsidiary beneficially owned by the interested stockholder; or (5) the receipt by the interested stockholder, directly or indirectly, of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or any direct or indirect majority-owned subsidiary.

We have elected, through a provision in our certificate of incorporation, to not be subject to the provisions of Section 203 of the Delaware General Corporation Law.

NYSE American Listing

Our common stock is listed on the NYSE American under the symbol “IBIO.”

Transfer agent and registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company. Continental Stock Transfer & Trust Company is located at 1 State Street, 30th floor, New York, New York 10004. Their telephone number is (212) 509-4000.

Description of Debt Securities

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We may issue debt securities under a note purchase agreement or under indentures. Unless otherwise specified in a prospectus supplement, we will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture will not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title of the series of debt securities;

•	any limit upon the aggregate principal amount that may be issued;

•	the maturity date or dates;

•	the form of the debt securities of the series;

•	the applicability of any guarantees;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination

•	thereof, and the terms of any subordination;

•	if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

•	the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•	the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

•	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

•	if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

•	additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

•	the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

•	if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

•	if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

•	if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request,

•	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

•	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

•	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

•	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of any debt securities of any series; •reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	provide for payment;

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	pay principal of and premium and interest on any debt securities of the series;

•	maintain paying agencies;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating such securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Description of Warrants

The following description, together with the additional information we may include in any applicable prospectus supplement and free writing prospectus, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be offered independently or in combination with common stock, preferred stock or debt securities offered by any prospectus supplement. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

We will file forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that may be offered as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectus, and the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including, to the extent applicable:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	the date on and after which the warrants and the related securities will be separately transferable;

•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	a discussion of material United States federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any; or

•	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants by delivering the warrant or warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent, if applicable, in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of any warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to any warrant agent in connection with the exercise of the warrant.

Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements, and any claim, controversy or dispute arising under or related to the warrants or warrant agreements, will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Description of Units

We may issue units comprised of shares of common stock, shares of preferred stock, debt securities and warrants in any combination. We may issue units in such amounts and in as many distinct series as we wish. This section outlines certain provisions of the units that we may issue. If we issue units, they may be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. The information described in this section may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units offered will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below. We urge you to read any prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units. If we issue units, forms of unit agreements, if any, and unit certificates relating to such units will be incorporated by reference as exhibits to the registration statement, which includes this prospectus.

Each unit that we may issue will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement;

•	the price or prices at which such units will be issued;

•	the applicable United States federal income tax considerations relating to the units;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to the securities included in each unit, to the extent relevant and as may be updated in any prospectus supplements.

Issuance in Series

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of your series will be described in the applicable prospectus supplement.

Unit Agreements

We may issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement, if any, under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement.

Modification without Consent

We and the applicable unit agent, if any, may amend any unit or unit agreement, if any, without the consent of any holder:

•	to cure any ambiguity; any provisions of the governing unit agreement that differ from those described below;

•	to correct or supplement any defective or inconsistent provision; or

•	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

Modification with Consent

We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

•	impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

•	reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

•	If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or

•	If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

In each case, the required approval must be given by written consent.

Unit Agreements Will Not Be Qualified under Trust Indenture Act

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

The unit agreements will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the unit agreements and the units will be governed by New York law.

Form, Exchange and Transfer

We will issue each unit in global—i.e., book-entry—form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We will describe book-entry securities, and other terms regarding the issuance and registration of the units in the applicable prospectus supplement.

Each unit and all securities comprising the unit will be issued in the same form.

If we issue any units in registered, non-global form, the following will apply to them.

The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.

Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

Payments and Notices

In making payments and giving notices with respect to our units, we will follow the procedures as described in the applicable prospectus supplement.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our certificate of incorporation requires us to indemnify our officers and directors to the fullest extent permitted by Delaware law, which generally permits indemnification for actions taken by officers or directors as our representatives if the officer or director acted in good faith and in a manner he or she reasonably believed to be in the best interest of the corporation.

As permitted under Delaware law, our bylaws contain a provision indemnifying directors, officers, employees and agents of ours against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with an action, suit or proceeding if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of us, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

The separation and distribution agreement that we have entered into with Integrated BioPharma provides for indemnification by us of Integrated BioPharma and its directors, officers and employees for some liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended, or the Exchange Act, in connection with the distribution, and a mutual indemnification of each other for product liability claims arising from their respective businesses, and also requires that we indemnify Integrated BioPharma for various liabilities of iBio, and for any tax that may be imposed with respect to the distribution and which result from our actions or omissions in that regard.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL MATTERS

The legality of the securities offered hereby has been passed on for us by Gracin & Marlow, LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of iBio, Inc. and subsidiaries as of June 30, 2020 and 2019, and for the years then ended, have been incorporated by reference in this prospectus and the registration statement of which this prospectus is a part, in reliance upon the report of CohnReznick LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of that firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Neither we nor any agent, underwriter or dealer has authorized any person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. Additional information about us is contained at our website, www.ibioinc.com. Information on our website is not incorporated by reference into this prospectus. We make available on our website our SEC filings as soon as reasonably practicable after those reports are filed with the SEC. The following Corporate Governance documents are also posted on our website: Code of Business Conduct and Ethics, Insider Trading Policy and the Charters for the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of the board of directors.

INcorporation of Certain Information by Reference

The SEC allows us to “incorporate by reference” the information that we have filed with it, meaning we can disclose important information to you by referring you to those documents already on file with the SEC. The information incorporated by reference is considered to be part of this prospectus and the accompanying base prospectus except for any information that is superseded by other information that is included in this prospectus or the accompanying base prospectus.

This filing incorporates by reference the following documents, which we have previously filed with the SEC pursuant to the Exchange Act (other than Current Reports on Form 8-K, or portions thereof, furnished under Items 2.02 or 7.01 of Form 8-K):

•	Annual Report on Form 10-K for the fiscal year ended June 30, 2020, which was filed with the SEC on October 13, 2020 and Annual Report on Form 10-K/A for the year ended June 30, 2020, which was filed with the SEC on October 27, 2020 (Commission File No. 001-35023);

•	Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020, which was filed with the SEC on November 16, 2020 (Commission File No. 001-35023);

•	Current Reports on Form 8-K filed with the SEC on July 9, 2020, July 29, 2020 and August 13, 2020, October 2, 2020, October 5, 2020, October 9, 2020, October 13, 2020, October 16, 2020, October 22, 2020, November 3, 2020 and November 24, 2020 (Commission File No. 001-35023);

•	Definitive Proxy Statement on Schedule 14A filed with the SEC on November 3, 2020, as amended on November 6, 2020 (Commission File No. 001-35023); and

•	The description of our common stock, par value $0.001 per share, included (i) under the caption “Description of Securities” in the Prospectus forming a part of Amendment No. 2 to the Company’s Registration Statement on Form S-1, filed with the SEC on October 24, 2019 (File No. 333-233504) and (ii) in Exhibit 4.9 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2020, filed with the SEC on October 13, 2020.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) on or after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, or (ii) on or after the date of this prospectus but prior to the termination of this offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

We will provide, without charge, to each person, including any beneficial owner, to whom this prospectus and the accompanying base prospectus are delivered, on the written or oral request of such person, a copy of any or all of the reports or documents incorporated by reference in this prospectus and the accompanying base prospectus, but not delivered with this prospectus and the accompanying base prospectus. Any request may be made by writing or telephoning us at the following address or telephone number:

iBio, Inc.

Attention: Investor Relations

8800 HSC Parkway

Bryan, Texas 77807-1107
(979) 446-0027

ir@ibioinc.com

You may also access the documents incorporated by reference into this prospectus and the accompanying base prospectus at our website address at https://ir.ibioinc.com/sec-filings. The other information and content contained on or linked from our website are not part of this prospectus or the accompanying base prospectus.

1,530,769 Shares of Common Stock

Pre-Funded Warrants to Purchase up to 1,834,616 Shares of Common Stock

Series A Common Stock Purchase Warrants to Purchase up to 3,365,385 Shares of Common Stock

Series B Common Stock Purchase Warrants to Purchase up to 3,365,385 Shares of Common Stock

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

December 6, 2022